UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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INSTEEL INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2018 Annual

Meeting of Shareholders

Tuesday, February 13, 2018

9:00 a.m., Eastern Time

January 3, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Insteel Industries Inc. to be held February 13, 2018 at 9:00 a.m. Eastern Time. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina.

The attached proxy statement and formal notice of the meeting describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the Company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also discuss our operations, fiscal year 2017 financial results and our plans for the future. Our directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.

Your vote is important to us. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may elect to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person. If you hold shares in “street name” and would like to vote at the meeting, you should follow the instructions provided in the proxy statement.

Thank you for your continued support and interest in Insteel Industries Inc.

Sincerely,

H.O. Woltz III

Chairman of the Board

1373 Boggs Drive

Mount Airy, North Carolina 27030

(336) 786-2141

Notice of Annual Meeting of Shareholders

February 13, 2018

9:00 a.m., Eastern Time

Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030

Dear Shareholder:

At our Annual Meeting, we will ask you to:

1.	Elect two nominees named in this proxy statement to the Board of Directors for terms expiring in 2021, and the other nominee named in this proxy statement to the Board of Directors for a term expiring in 2019;

2.	Approve, on an advisory basis, the compensation of our executive officers;

3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2018; and

4.	Transact such other business, if any, as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 13, 2017 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the meeting and vote your common stock in person, please mark, sign, date and promptly return the enclosed proxy card or voting instruction form in the postage-paid envelope according to the instructions printed on the card. Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by properly voting in person at the Annual Meeting.

Enclosed is a copy of our Annual Report for the year ended September 30, 2017, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

January 3, 2018

Mount Airy, North Carolina

By Order of the Board of Directors

James F. Petelle

Secretary

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REPORT OF THE AUDIT COMMITTEE	34

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	35

OTHER BUSINESS	35

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	36

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING	40

EXPENSES OF SOLICITATION	41

ANNUAL REPORT AND FINANCIAL STATEMENTS	41

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PROXY SUMMARY

This summary highlights certain information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before voting on the issues at our annual meeting, so we ask that you read the entire proxy statement carefully. Page references are provided to help you quickly find further information.

2018 Annual Meeting of Shareholders

Date and Time:	February 13, 2018
9:00 a.m. Eastern Time

Place:	Cross Creek Country Club
1129 Greenhill Road
Mount Airy, NC 27030

Eligibility to Vote

You can vote at our annual meeting if you were a shareholder of record of our common stock at the close of business on December 13, 2017.

Governance Highlights

We are committed to high standards of corporate governance, and our Board is committed to acting in the long-term best interests of our shareholders. Our Nominating and Governance Committee continually reviews our policies and practices in light of recent trends in corporate governance, but with its primary focus on the long-term interest of shareholders. Below is a summary of our corporate governance highlights with respect to our Board of Directors.

•	Five out of our six directors are independent.

•	Our Lead Independent Director leads executive sessions of the independent directors, which are held in conjunction with each regularly scheduled board meeting.

•	On October 2, 2017 we implemented a policy that requires a nominee for director to submit a resignation to the Board if he or she fails to receive a majority of the shares voted in an uncontested election.

•	We maintain fully independent Audit, Compensation and Nominating and Governance Committees.

•	We have share ownership guidelines for directors and executive officers.

•	Our Directors and executive officers are prohibited from hedging our stock, and are required to obtain prior approval of any pledge of our stock.

•	We hold annual Board and committee evaluations.

•	Our Board participates in annual director education programs.

•	We require approval of certain related party transactions, and annual Audit Committee review of any such transactions.

•	During fiscal 2017, we successfully recruited and appointed a new independent director, who brings to our Board financial expertise and significant experience leading a public company.

Information about our corporate governance policies and practices can be found at pp. 8-13.

Voting Matters

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of three nominees to the Board of Directors	Plurality of Votes Cast*	FOR all nominees
Proposal 2: Advisory Vote on the compensation of our executive officers	Majority of the Votes Cast	FOR
Proposal 3: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018.	Majority of the Votes Cast	FOR

*Although a director will be elected by a plurality of the votes cast, if the director receives less than a majority of the shares voted in an uncontested election (such as this one), the director is required to submit his or her resignation to the Board. See “Board Governance Guidelines” on p. 10.

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Election of Directors

We typically elect approximately one-third of our directors each year to serve three-year terms. Our Board of Directors currently consists of six directors, and we are seeking shareholder approval for three director nominees: Messrs. Woltz III, Thompson and Newsome.

•	Mr. Woltz III, who is a continuing director, has been nominated for a three-year term that will expire at the 2021 annual meeting.

•	The Board appointed Mr. Thompson as a director on September 5, 2017, and subsequently assigned him to the class of directors with terms expiring at the Annual Meeting, when he otherwise would have been required to stand for election to the Board of Directors pursuant to the North Carolina law. Accordingly Mr. Thompson has been nominated for a three-year term that will expire at the 2021 annual meeting.

•	In connection with Mr. Thompson’s appointment to the class of directors with terms expiring at the Annual Meeting, Mr. Newsome, a longtime director, has been re-assigned to the class of directors with terms expiring at the 2019 annual meeting. Mr. Newsome has agreed to serve as director for one additional year while the Board recruits a new independent director as part of its director succession planning, and he has therefore been nominated to serve for a term ending at the 2019 Annual Meeting.

Information about our director nominees, continuing directors and executive officers can be found at pp. 16-18.

Advisory Vote on the Compensation of our Executive Officers

Our executive compensation program emphasizes performance-based compensation, so the amount of compensation paid to our executive officers varies significantly based on our financial performance. We seek primarily to build long-term shareholder value, and therefore we base the payment of annual cash bonuses on our return on capital, a metric that has been shown to be closely associated with long-term growth in shareholder value. Compensation practices include:

•	Stock ownership guidelines

•	Double triggers in our change in control severance agreements

•	Clawback policy

•	No significant perquisites

•	Prohibition of hedging of our shares

•	Long-term incentives are entirely equity-based

•	Prohibition of stock option repricing

Information about our executive compensation program can be found in the “Compensation Discussion and Analysis” at pp. 19-24, and in the compensation tables at pp. 25-30.

Ratify the Appointment of Grant Thornton LLP as our Independent Public Accounting Firm for Fiscal 2018

Information concerning our independent public accounting firm, including the fees we paid them in our fiscal years 2016 and 2017, and the Report of the Audit Committee, can be found at pp. 33-34.

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PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 13, 2018: The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2017 Annual Report to the Shareholders are available on our corporate website at http://investor.insteel.com/ annuals.cfm.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on February 13, 2018 at 9:00 a.m., Eastern Time, and at any adjournments or postponements of the Annual Meeting. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina. This proxy statement, accompanying proxy card and the 2017 Annual Report, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), are first being mailed to our shareholders on or about January 3, 2018.

This proxy statement summarizes certain information you should consider before you vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. If you do not expect to attend or prefer to vote by proxy, you may follow the voting instructions on the enclosed proxy card. In this proxy statement, Insteel Industries Inc. is generally referred to as “we,” “our,” “us,” “Insteel Industries,” “Insteel” or “the Company.”

The enclosed proxy card indicates the number of shares of Insteel common stock that you own as of the record date of December 13, 2017. In this proxy statement, outstanding Insteel common stock (no par value) is sometimes referred to as the “Shares.”

CORPORATE GOVERNANCE GUIDELINES AND BOARD MATTERS

The Board of Directors

Our bylaws provide that our Board of Directors will have not less than five nor more than 10 directors, with the precise number to be established by resolution of the Board from time to time. Following the sudden death of Mr. Pechota on December 14, 2016, we had five directors from that date until Mr. Thompson joined our board on September 6, 2017. Our Nominating and Governance Committee annually considers whether the size of the Board is optimal, given its work-load, the Committees on which Directors serve and the Company’s size and complexity.

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with basic principles of corporate governance, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, our lead independent director, key executive officers and our principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.

At its meeting on August 25, 2009, the Board of Directors adopted Board Governance Guidelines, which were amended on October 2, 2017. The Board Governance Guidelines are available on our website at http://investor.insteel.com/documents.cfm.

The Board of Directors, at its meeting on November 7, 2017, determined that the following then-current members of the Board, which constitute a majority thereof, each satisfy the definition of “independent director,” as that term is defined under the NASDAQ Global Select Market (“NASDAQ”) listing standards: Charles B. Newsome, W. Allen Rogers II, Jon M. Ruth, Joseph A. Rutkowski and G. Kennedy Thompson. Our Chairman and Chief Executive Officer, H.O. Woltz III, is currently our only non-independent director. In addition to considering the objective independence criteria established by NASDAQ, the Board also made a subjective determination as to each of these directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as one of our directors. In making these determinations, the Board reviewed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Additionally, the Board specifically considered Mr. Newsome’s position as Executive Vice President and General Manager of Johnson Concrete Company, which purchased approximately $622,100 of materials from us during fiscal 2017, and determined that this relationship did not impair or otherwise affect Mr. Newsome’s status as an independent director. See “Certain Relationships and Related Person Transactions” for additional information regarding this relationship.

Directors are expected to attend all meetings of the Board of Directors and all meetings of Board committees on which they serve. The independent directors meet in executive session with no members of management present before or after each regularly scheduled meeting (see “Executive Sessions” below). The Board of Directors met six times in fiscal 2017. During fiscal 2017, Charles Newsome, failed to attend at least 75% of the applicable meetings of the Board and the committees on which he served. Each other director did attend at least 75% of the meetings of the Board and committees on which he served during fiscal 2017.

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Director Attendance at Annual Meetings

The Board has determined that it is in our best interest for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All members of our Board of Directors attended our 2017 annual meeting.

Committees of the Board

The Audit Committee. The Board has an Audit Committee, which assists the Board in fulfilling its responsibilities to shareholders concerning our accounting, financial reporting and internal controls, and facilitates open communication between the Board, outside auditors and management. The Audit Committee discusses the financial information prepared by management, our internal controls and our audit process with management and with outside auditors. The Audit Committee is charged with the responsibility of selecting our independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit process, including our financial statements, the scope and terms of its work, the results of its year-end audit and quarterly reviews, and its recommendations concerning the financial practices, controls, procedures and policies we employ. The Board has adopted a written charter for the Audit Committee as well as a Pre-Approval Policy regarding all audits, audit-related, tax and other non-audit related services to be performed by the independent registered public accounting firm.

The Audit Committee is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, as of the end of fiscal 2017, consisted of Messrs. Newsome, Rogers and Ruth. Mr. Thompson was added as a member of the Audit Committee on October 2, 2017. Following the death of Gary Pechota on December 14, 2016, Mr. Rogers served as Chairman of the Audit Committee for the balance of 2017, and continues to serve in that role. The Board, at its meeting in November 2017, determined that each of the members of the Audit Committee meets the definition of “independent director” and certain audit committee-specific independence requirements under NASDAQ rules and SEC requirements. At the same meeting, the Board also determined that Mr. Rogers and Mr. Thompson each qualify as an “Audit Committee Financial Expert” as defined under SEC rules. The Board of Directors has also determined that each of the Audit Committee members is financially literate as such qualification is interpreted in the Board’s judgment. The functions of the Audit Committee are further described herein under “Report of the Audit Committee.”

The Audit Committee met six times during fiscal 2017 and members of the Audit Committee consulted with management of the Company, the internal auditor and the independent registered public accounting firm at various times throughout the year. The charter for the Audit Committee, as most recently revised February 19, 2008, is available on our website at http://investor.insteel.com/documents.cfm.

The Executive Compensation Committee. The Executive Compensation Committee is responsible for (i) determining appropriate compensation levels for our executive officers, including any employment, severance or change in control arrangements; (ii) evaluating officer and director compensation plans, policies and programs; (iii) reviewing benefit plans for officers and employees; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement.

The Executive Compensation Committee Report is included in this proxy statement. The Executive Compensation Committee also reviews, approves and administers our incentive compensation plans and equity-based compensation plans and has sole authority for making awards under such plans, including their timing, valuation and amount. In addition, the Executive Compensation Committee reviews and recommends the structure and level of outside director compensation to the full Board. The Executive Compensation Committee has the discretion to delegate any of its authority to a subcommittee, but did not do so during fiscal 2017. The Executive Compensation Committee consisted of Messrs. Newsome, Ruth and Rutkowski and was chaired by Mr. Ruth during fiscal 2017. Mr. Thompson was added to the Executive Compensation Committee on October 2, 2017. The Executive Compensation Committee met twice during fiscal 2017. At its meeting in November 2017, the Board of Directors determined that each of the members of the Executive Compensation Committee meets the definition of “independent director” and certain compensation committee-specific independence requirements under NASDAQ rules and SEC requirements. The charter of the Executive Compensation Committee, as most recently revised on August 20, 2013, is available on our website at http://investor.insteel.com/documents.cfm.

The Executive Compensation Committee consults with members of our executive management team on a regular basis regarding our executive compensation program. Our executive compensation program, including the role members of our executive management team and outside compensation consultants play in assisting with establishing compensation, is discussed in more detail below under “Executive Compensation - Compensation Discussion and Analysis.” Our Executive Compensation Committee has retained Pearl Meyer & Partners, LLC to serve as its outside consultant.

The Nominating and Governance Committee. The Nominating and Governance Committee was established by the Board of Directors in 2009. This Committee is responsible for establishing Board membership criteria, identifying individuals qualified to become Board members consistent with such criteria and recommending nominations of individuals for director when openings exist, recommending the appointment of Board committee members and chairs, and reviewing corporate governance issues. Specifically, this Committee periodically reviews our Shareholder Rights Plan, classified board structure and our director election qualifications and procedures, and makes recommendations as appropriate to our Board.

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The Committee also reviews and recommends changes as necessary to the Board Governance Guidelines and our Code of Business Conduct and facilitates an annual Board self-assessment process.

The Nominating and Governance Committee, which consists of Messrs. Rogers (Chairman), Ruth and Rutkowski, met five times during fiscal 2017. The Board of Directors, at its meeting in November 2017, determined that each of the members of the Nominating and Governance Committee meets the definition of “independent director” as that term is defined under NASDAQ rules. The charter of the Nominating and Governance Committee, as most recently revised on October 2, 2017, is available on our website at http://investor.insteel.com/documents.cfm.

Executive Sessions

Pursuant to the listing standards of NASDAQ, the independent directors are required to meet regularly in executive sessions. Generally, those sessions are chaired by the lead independent director. During fiscal 2017, the lead independent director was W. Allen Rogers II. During the Board’s executive sessions, the lead independent director has the power to lead the meeting, set the agenda and determine the information to be provided. During fiscal 2017, the Board held four executive sessions.

The lead independent director can be contacted by writing to Lead Independent Director, Insteel Industries Inc., c/o James F. Petelle, Secretary, 1373 Boggs Drive, Mount Airy, North Carolina 27030. We screen mail addressed to the lead independent director for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria will be forwarded to the lead independent director.

Board Governance Guidelines

In conjunction with the Board’s establishment of the Nominating and Governance Committee in 2009, the Board adopted Board Governance Guidelines to set forth the framework pursuant to which the Board governs the Company. Among other things, the Board Governance Guidelines describe the expectations regarding attendance at the Annual Meeting and at Board meetings, require regular meetings of independent directors in executive session, describe the functions of the Board’s standing committees, including an annual self-assessment process facilitated by the Nominating and Governance Committee, and set forth the procedure pursuant to which shareholders may communicate with directors. Our Board Governance Guidelines and the charter of our Nominating and Governance Committee were amended on October 2, 2017 to provide that a director who fails to receive a majority of the shares voted in an uncontested election shall tender his or her resignation to the board, within 10 days of the certification of election results. The Nominating and Governance Committee will consider the tendered resignation and recommend to the Board the action to be taken with respect to the resignation. The Board will act on the tendered resignation, taking into account such recommendation, and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.

Board Leadership Structure

Our CEO also serves as Chairman of our Board of Directors, and we have an independent lead director. The Board has determined that this structure is appropriate because it believes that at this time it is optimal to have one person speak for and lead the Company and the Board, and that the CEO should be that person. We believe that our independent lead director position, the number and strength of our independent directors and our overall governance practices minimize any potential conflicts that otherwise could result from combining the positions of Chairman and CEO.

The lead independent director presides at meetings of our independent directors, which are held prior to or following all of our regularly scheduled Board meetings. As noted above, the lead independent director may call for other meetings of the independent directors or of the full Board if he deems it necessary. The lead independent director also consults with the Chairman regarding meeting agendas, and serves as the principal liaison between the independent directors and the Chairman.

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Risk Oversight

Our Board has overall responsibility for risk oversight. The Board as a whole exercises its oversight responsibilities with respect to strategic, operational and competitive risks, as well as risks related to crisis management and executive succession issues. The Board has delegated oversight of certain other types of risks to its committees. The Audit Committee oversees our policies and processes related to our financial statements and financial reporting, risks relating to our capital, credit and liquidity status, and risks related to related person transactions. The Executive Compensation Committee oversees risks related to our compensation programs and structure, including our ability to motivate and retain talented executives. The Nominating and Governance Committee oversees risks related to our governance structure and succession planning for Board membership.

Beginning in fiscal 2010, we instituted a formal process in which the major business risks facing the company are identified and assessed, and appropriate strategies are identified to respond to such risks. This risk assessment process is conducted and reviewed with the Board on an ongoing basis.

The Board believes that its ability to oversee risk is enhanced by having one person serve as the Chairman of the Board and CEO. With his in-depth knowledge and understanding of the Company’s operations, Mr. Woltz III as Chairman and CEO is better able to bring key strategic and business issues and risks to the Board’s attention than would a non-executive Chairman of the Board.

Code of Business Conduct

Consistent with the Board’s commitment to sound corporate governance, on August 11, 2003, the Board adopted a Code of Business Conduct (the “Code of Conduct”), which applies to all of our employees, officers and directors. The Code of Conduct incorporates an effective reporting and enforcement mechanism. The Board has adopted this Code of Conduct as its own standard. The Code of Conduct was prepared to help employees, officers and directors understand our standard of ethical business practices and to promote awareness of ethical issues that may be encountered in carrying out their responsibilities. The Code of Conduct is included in an employment manual, which is supplied to all of our employees and officers and in a Board of Directors Manual for directors, each of whom are expected to read and acknowledge in writing that they understand such policies.

Stock Ownership Guidelines

The Executive Compensation Committee adopted stock ownership guidelines that apply to our directors and executive officers effective August 19, 2011. Under the guidelines, the CEO is expected to own Company stock valued at three times his annual salary, while our other executive officers are expected to own stock valued at one-and-one-half times their annual salary. A newly-appointed executive officer would have five years to comply from the date upon which he or she becomes covered under the guidelines. Directors are required to own three times their annual cash retainers, and have three years in which to comply. All executive officers, and all directors with at least three years of service on the Board, are in compliance with our guidelines.

Policy Regarding Hedging or Pledging of Insteel Stock

On November 13, 2012, the Board adopted a policy prohibiting Insteel directors and officers who are subject to Section 16 reporting requirements (“Section 16 Officers”) from entering into financial transactions designed to hedge or offset any decrease in the market value of our stock. In addition, the policy requires that directors and Section 16 Officers pre-disclose to the Board any intention to enter into a transaction involving the pledge or other use of our stock as collateral to secure personal loans. As of the record date, December 13, 2017, no current directors or Section 16 Officers have pledged any shares of Insteel Common Stock.

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Availability of Bylaws, Board Governance Guidelines, Code of Conduct and Committee Charters

Our Bylaws, Board Governance Guidelines, Code of Business Conduct, Audit Committee Charter, Audit Committee Pre-Approval Policy, Executive Compensation Committee Charter and Nominating and Governance Committee Charter are available on our website at http://investor.insteel.com/documents.cfm, and in print to any shareholder upon written request to our Secretary.

Shareholder Recommendations and Nominations

The Nominating and Governance Committee Charter provides that the Committee will review the qualifications of any director candidates that have been properly recommended to the Committee by shareholders. Shareholders should submit any such recommendations in writing c/o Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: James F. Petelle, Vice President and Secretary. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the bylaws and summarized in “Shareholder Proposals for the 2019 Annual Meeting” below.

Shareholder Rights Plan

We have a Shareholder Rights Plan, which we refer to as the “Rights Plan.” Our Rights Plan was adopted on April 27, 1999, and on April 25, 2009, our Board amended and extended the Rights Plan for a term that will expire on April 24, 2019, or approximately 14 months after the date of our upcoming Annual Meeting. Our Rights Plan is not intended to prevent any takeover or deter a fair offer for our securities. Rather, it is designed to:

•	enable all of our shareholders to realize the full value of their investment;

•	provide for fair and equal treatment in the event that an unsolicited attempt is made to acquire us;

•	guard against abusive takeover tactics;

•	encourage anyone seeking to acquire control of us to make an offer that represents fair value to all our shareholders; and

•	provide our Board with adequate time to fully consider an unsolicited takeover bid and, if necessary, explore other alternatives that would maximize shareholder value.

Rights plans have been studied extensively over the past decade, and our Board believes that these types of plans can be effective in accomplishing the above objectives.

Some proxy advisory services to institutional investors maintain rigid positions opposing the adoption or extension of plans, such as our Rights Plan, unless they have been approved by shareholders. These organizations typically recommend against election of director nominees, such as ours, whose companies have adopted or extended shareholder rights plans. Our Board strongly believes this rigid, “one-size-fits-all” position is not appropriate or in the best interests of our shareholders for the reasons set forth below.

Prior to extending the Rights Plan in April 2009, our Board engaged in a detailed review of the merits of shareholder rights plans. The Board carefully considered the views of opponents of such plans, as well as the views of its financial advisor and principal outside counsel. The Board also took note of the volatility of our stock price over the last several years and our then-current market capitalization and considered whether a rights plan continued to be in the best interests of us and our shareholders. Ultimately, the Board concluded that the protection afforded to all shareholders by our Rights Plan, as amended in 2009, is appropriate and desirable. When selecting this year’s director nominees our Nominating and Governance Committee considered the Board’s 2009 extension of the Rights Plan, confirmed that the Board followed appropriate procedures and came to a proper decision regarding the extension of the Rights Plan, and determined to recommend for re-election the director nominees named in this proxy statement.

Our Board took note of the fact that companies that repeal such plans are typically advised nevertheless to keep such a plan on “the shelf” for use in the event of a future unfair or coercive takeover offer. In its most recent review of the Rights Plan, our Board specifically noted recent high-profile takeover attempts in which target company boards in fact quickly adopted such plans in the face of threats or offers deemed inadequate by the target’s board. Our Board believes that it is more transparent to adopt our Rights Plan and publicly disclose it than to surprise shareholders and the investing public by pulling an undisclosed plan off “the shelf” in the face of a takeover threat.

Our Board also considered whether to submit the Rights Plan to a vote of shareholders. The Board noted that a shareholder vote was not required, that extensive modifications to the Rights Plan would be required to obtain a favorable recommendation from certain proxy advisory services and that the modifications would greatly reduce the effectiveness of the Rights Plan. The Board also noted that we would incur additional expenses if we were to submit the Rights Plan to shareholders.

After considering these and other factors, and in the exercise of its business judgment and fiduciary duty, the Board concluded that it should not modify the Rights Plan in an effort to make it more palatable to certain proxy advisory services, or submit the Rights Plan

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for shareholder ratification, since it believes that the Rights Plan in its current form is in the best interests of us and our shareholders. The Nominating and Governance Committee and the full Board review this issue annually. Most recently, in November 2017 both the Nominating and Governance Committee and the Board concluded that the maintenance of the Rights Plan continues to be in the best interests of our shareholders.

Process for Identifying and Evaluating Director Candidates

Pursuant to its charter and our Board Governance Guidelines, the Nominating and Governance Committee is responsible for developing and recommending to the Board criteria for identifying and evaluating candidates to serve as directors. The Committee believes that Insteel benefits by fostering a mix of experienced directors with a deep understanding of our industry, including its highly cyclical nature, and who will represent the long-term interests of our shareholders. The criteria considered by the committee in evaluating potential candidates for director include:

•	Independence;

•	Leadership experience;

•	Business and financial experience;

•	Familiarity with our industry, customers and suppliers;

•	Integrity;

•	Judgment;

•	Other company board or management relationships;

•	Existing time commitments; and

•	NASDAQ and other regulatory requirements for the Board and its Committees.

We do not have a formal policy on Board diversity as it relates to race, gender or national origin, but the Committee does seek to insure that the Board consists of directors who have diverse backgrounds and experience.

The Nominating and Governance Committee periodically assesses whether the number of directors on our Board is appropriate and whether any vacancies are anticipated due to retirement or other reasons. The Board does not have a formal policy on age or length of service for directors. However, three of our five independent directors will have joined our Board within the last three years. We intend to recruit another new independent director prior to our 2019 Annual Meeting, at which time Mr. Newsome intends to retire. We believe this provides a balance of experienced directors and more recently elected directors that is most appropriate for us.

The Committee works with the Chairman of the Board to identify and recruit qualified director candidates in accordance with the director qualifications set forth in our Board Governance Guidelines, and also may retain a third party search firm to assist in the identification of possible candidates for election to the Board. In addition, the Committee will consider any director candidates that have been properly recommended to the Committee by our shareholders or directors. Upon the recommendation of the Committee, the Board evaluates each director candidate based upon the totality of the merits of each candidate as well as the needs of the Board, and not based on minimum qualifications or attributes.

When considering a director candidate standing for re-election, in addition to the above criteria, the Board will also consider that individual’s past contribution and future commitment to us. Upon completion of discussions by the full Board regarding the candidates recommended by the Committee, the Board determines, as applicable, whether to (i) approve and recommend one or more candidates to the shareholders for election at the applicable annual meeting, or (ii) elect one or more candidates to fill vacated or newly created positions on the Board.

Communications with the Board of Directors

The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to any of its committees or to specified individual directors in writing c/o Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: James F. Petelle, Vice President and Secretary.

We screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

On the record date, December 13, 2017, to our knowledge, no one other than the shareholders listed below beneficially owned more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
BlackRock, Inc. and affiliates(1) 55 East 52nd Street New York, New York 10055	1,989,753	10.4%
Royce & Associates, LP(2) 745 Fifth Avenue New York, NY 10151	1,364,959	7.2%
RBC Global Asset Management (U.S.) Inc.(3) 50 South Sixth Street, Suite 2350 Minneapolis, Minnesota 55402	1,231,596	6.5%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, Texas 78746	1,220,964	6.4%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	1,217,602	6.4%
(1)	Based upon information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 12, 2017 reporting sole power to vote or direct the vote of 1,956,512 shares and sole power to dispose or direct the disposition of 1,989,753 shares.
(2)	Based upon information set forth in a Schedule 13G/A filed with the SEC by Royce & Associates, LP on January 11, 2017 reporting sole power to vote or direct the vote of 1,364,959 shares and sole power to dispose or direct the disposition of 1,364,959 shares.
(3)	Based upon information set forth in a Schedule 13G/A filed with the SEC by RBC Global Asset Management, (U.S.) Inc. on February 10, 2017 reporting shared power to vote or direct the vote of 1,043,569 shares and shared power to dispose or direct the disposition of 1,231,596 shares.
(4)	Based upon information set forth in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2017 reporting that it or its subsidiaries may possess sole power to vote or direct the vote of 1,162,297 shares and sole power to dispose or direct the disposition of 1,220,964 shares. Dimensional Fund Advisors LP and its subsidiaries disclaimed beneficial ownership of such shares.
(5)	Based upon information set forth in a Schedule 13G filed with the SEC by The Vanguard Group on February 10, 2017 reporting sole power to vote or direct the vote of 34,474 shares, shared power to vote or direct the vote of 1,581 shares, sole power to dispose or direct the disposition of 1,182,466 shares and shared power to dispose or direct the disposition of 35,136 shares.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the number of shares of our common stock, beneficially owned on December 13, 2017, the record date, by each of our directors, each of our executive officers, and by all such directors and executive officers as a group. The table also shows the number of restricted stock units (“RSUs”) held by each individual and the number of shares of our common stock that each individual had the right to acquire by exercise of stock options within 60 days after the record date. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. The address of all listed shareholders is c/o Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

Directors and Executive Officers	Shares of Common Stock	RSUs(1)	Options Exercisable Within 60 days	Total	%
Charles B. Newsome	73,633	1,349	0	73,633	*
W. Allen Rogers II	81,701	1,349	0	81,701	*
Jon M. Ruth	0	1,349	0	0	*
Joseph A. Rutkowski	2,088	1,349	0	2,088	*
G. Kennedy Thompson	11,000	0	0	11,000	*
H. O. Woltz III(2)	721,877	35,407	22,712	744,589	4.0%
Michael C. Gazmarian	72,120	16,229	38,874	110,994	*
James F. Petelle	14,788	8,853	14,891	29,679	*
Richard T. Wagner	27,328	16,229	10,409	37,737	*
All Directors and Executive Officers as a Group (9 Persons)	1,004,535		86,886	1,091,421	5.7
(1)	The economic terms of RSUs are substantially similar to shares of restricted stock. However, because shares of restricted stock carry voting rights while RSUs do not, pursuant to SEC rules shares of restricted stock would be included in the “Total” column, while RSUs are not so included. We show them here because we believe it provides additional information to our shareholders regarding the equity interests our executive officers and directors hold in the Company.
(2)	Includes 229,310 shares held in various trusts for which H.O. Woltz III serves as co-trustee. Mr. Woltz III shares voting and investment power for these shares. He disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in them.
(*)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and greater than 10% owners to report their beneficial ownership of our common stock and any changes in that ownership to the SEC, on forms prescribed by the SEC. Specific dates for such reporting have been established by the SEC and we are required to report in our proxy statement any failure to file such report by the established dates during the last fiscal year. Based upon our review of the copies of such forms furnished to us for the year ended September 30, 2017, and information provided to us by our directors, officers and ten percent shareholders, we believe that all forms required to be filed pursuant to Section 16(a) were filed on a timely basis.

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ITEM NUMBER ONE: ELECTION OF DIRECTORS

Introduction

Our bylaws, as last amended December 19, 2016, provide that the number of directors, as determined from time to time by the Board, shall be not less than five nor more than 10, with the precise number to be determined from time to time by resolution of the Board. The Board has most recently fixed the number of directors at six. The bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

Accordingly, if elected by our shareholders at this Annual Meeting, Messer’s Thompson and Woltz will serve three-year terms expiring at the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified. Both of the nominees presently serve as our directors. Mr. Newsome, if elected by our shareholders, will serve for an additional one year term expiring at the 2019 Annual Meeting. The remaining three directors will continue in office as indicated below. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to serve as a director as the Board may recommend. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the expiration of such director’s term.

Vote Required

The nominees for director will be elected by plurality of the votes cast at the meeting at which a quorum representing a majority of all outstanding Shares is present and voting, either by proxy or in person. This means that the three nominees receiving the highest number of “FOR” votes will be elected as directors. However, pursuant to the charter of our Nominating and Governance Committee and our Board Governance Guidelines, a nominee who receives less than a majority of the votes cast in an uncontested election would be required to submit his or her resignation to the Board. See “Board Governance Guidelines” on p. 10.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of the following three nominees to serve as directors for the terms described herein.

Information Regarding Nominees, Continuing Directors and Executive Officers

We have set forth below certain information regarding our nominees for director, our continuing directors and our executive officers. The age shown for each such person is his age on December 13, 2017, our record date.

Nominees for terms expiring at the 2021 Annual Meeting

H. O. Woltz III, 61, a director since 1986, has been employed by us and our subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989, CEO in 1991 and Chairman of the Board in February 2009. He served as our Vice President from 1988 to 1989 and as President of Rappahannock Wire Company, formerly a subsidiary of our Company, from 1981 to 1989. He also serves as President of Insteel Wire Products Company, a current subsidiary of the Company. Mr. Woltz served as President of Florida Wire and Cable, Inc., also formerly a subsidiary of our Company, until its merger with Insteel Wire Products Company in 2002. Mr. Woltz III currently serves as our Chairman, President and CEO. He has been an officer of the Company for over 30 years and President for over 25 years. Our Board determined that he should be nominated to serve as a director because he has an intimate knowledge of our products, manufacturing processes, customers and markets, and draws on that knowledge to provide the Board with detailed analysis and insight regarding the Company’s performance as well as extensive knowledge of our industry. Committee Membership: Executive Committee.

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G. Kennedy (“Ken”) Thompson, 67, was appointed to our Board on September 6, 2017. Mr. Thompson has been a partner and co-head of the Banking and Credit team at Aquiline Capital Partners LLC, a private equity firm investing in the global financial services sector, since 2009. Prior to joining Aquiline, Mr. Thompson was chairman, president and chief executive officer of Wachovia Corporation, a publicly traded regional bank from 1999 to 2008. Previously, Mr. Thompson was the chairman of The Clearing House, The Financial Services Roundtable and the Financial Services Forum. He is a former president of the International Monetary Conference and was also president of the Federal Advisory Council of the Federal Reserve Board. Mr. Thompson currently serves as a director of two publicly traded companies: Lending Tree, Inc. and Pinnacle Financial Partners, Inc. We determined Mr. Thompson should be nominated to serve as a director because of his financial expertise, public company leadership experience and executive management experience. Committee Memberships: Executive Compensation Committee and Audit Committee.

Nominee for term expiring at 2019 Annual Meeting

Charles B. Newsome, 80, a director since 1982, is Executive Vice President of Johnson Concrete Company and general manager of its affiliate, Carolina Stalite Company. Mr. Newsome has been a senior executive of Johnson Concrete Company for over 30 years, and recently completed a term as chairman of the National Concrete Masonry Association. Concrete product manufacturers are among our key customers, and our Board determined that Mr. Newsome should be nominated to serve as a director because he provides critical knowledge of that industry to our Board, through his many years of experience in the industry. He also provides the experience and perspective acquired as a senior executive for a substantial company in that industry for many years. Mr. Newsome is our longest serving director. Committee Memberships: Executive Compensation Committee, Audit Committee and Executive Committee.

Continuing Directors with terms expiring at 2019 Annual Meeting

Jon M. Ruth, 62, was appointed by the Board effective April 1, 2016 to fill the unexpired term of the directorship held by Louis E. Hannen. Mr. Ruth retired from Cargill Incorporated, a global provider of food, agricultural, industrial and financial products and services in August of 2015, following 35 years of service to Cargill. Mr. Ruth served in various senior executive positions with Cargill, most recently as vice president leading its SAP enterprise resource planning implementation across its businesses in Europe and North America from 2005 to 2015, as a director of North Star BlueScope Steel, a joint venture between Cargill and BlueScope Steel from 2004 to 2015, and as President of North Star Steel from 2003 to 2005. Our Board determined that he should continue to serve as director because of his extensive experience as a senior executive of a large multi-national concern with specific experience in the steel industry. Committee Memberships: Executive Compensation Committee (Chair), Nominating and Governance Committee and Audit Committee.

Joseph A. Rutkowski, 63, a director since 2015, has been a Principal at Winyah Advisors LLC, a management consulting firm, since 2010. Previously, Mr. Rutkowski spent 21 years at Nucor Corporation (Nucor), the largest steel producer in the United States. Mr. Rutkowski began his career with Nucor in 1989, most recently serving as Executive Vice President of Business Development, International and North America, for Nucor from November 1998 until his retirement on February 28, 2010. He served as Vice President of Nucor from 1993 to 1998 and previously as General Manager of a number of Nucor steel mills. Our Board determined that he should continue to serve as a director because of his extensive background as a senior executive in the steel industry. Mr. Rutkowski also contributes his experience as a current director of Cleveland Cliffs, Inc., a publicly traded company, and of Cenergy Holdings S.A., a Belgian company. Committee Memberships: Executive Compensation Committee and Nominating and Governance Committee.

Continuing Director with term expiring at the 2020 Annual Meeting

W. Allen Rogers II, 71, a director since 1986 (except for a period of time during 1997 and 1998), is a Principal of Ewing Capital Partners, LLC, an investment banking firm founded in 2003 and a partner in Peter Browning Partners, LLC, a provider of advisory services to public-company boards. From 2002 to 2003 he was a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm. From 1998 until 2002, Mr. Rogers was President of Rogers & Company, Inc., a private investment banking boutique. From 1995 through 1997, Mr. Rogers served as a Managing Director of KPMG BayMark Capital LLC, and the investment banking practice of KPMG. Mr. Rogers served as Senior Vice President - Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s Board of Directors from 1990 to 1995. He is a director of CAB Financial Corporation (a publicly traded company) and its subsidiary Carolina Alliance Bank and of Ewing Capital Partners, LLC, a private company. Our Board determined that Mr. Rogers should continue to serve as a director due to his expertise in public capital markets, investment banking and finance, some of which is attributable to his participation as an investment banker in our initial public offering, as well as his expertise in public-company governance. Committee Memberships: Audit Committee (Chair), Nominating and Governance Committee (Chair) and Executive Committee.

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Executive Officers Who Are Not Continuing Directors or Nominees

In addition to Mr. Woltz III, the executive officers listed below were appointed by the Board of Directors to the offices indicated for a term that will expire at the next annual meeting of the Board of Directors or until their successors are elected and qualify. The next meeting at which officers will be appointed is scheduled for February 13, 2018, at which each of our executive officers is expected to be reappointed.

Michael C. Gazmarian, 58, joined us in 1994 as Treasurer and Chief Financial Officer. In February 2007, he was elected Vice President, Chief Financial Officer and Treasurer. Before joining us, Mr. Gazmarian had been employed by Guardian Industries Corp., a privately-held manufacturer of glass, automotive and building products, since 1986, serving in various financial capacities.

James F. Petelle, 67, joined us in October 2006. He was elected Vice President and Assistant Secretary in November 2006 and Vice President - Administration and Secretary in January 2007. Previously he was employed by Andrew Corporation, a publicly-held manufacturer of telecommunications infrastructure equipment, having served as Secretary from 1990 to May 2006, and Vice President – Law from 2000 to October 2006.

Richard T. Wagner, 58, joined us in 1992 and has served as Vice President and General Manager of the Concrete Reinforcing Products Business Unit of the Company’s subsidiary, Insteel Wire Products Company, since 1998. In February 2007, Mr. Wagner was appointed Vice President of the parent company, Insteel Industries Inc. From 1977 until 1992, Mr. Wagner served in various positions with Florida Wire and Cable, Inc., a manufacturer of PC strand and galvanized strand products, that was later acquired by us in 2000.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

I.     Executive Summary

Introduction. This section of our proxy statement provides you with a description of our executive compensation policies and programs, the decisions made by our Executive Compensation Committee (the “Committee”) regarding fiscal 2017 compensation for our executive officers and the factors that influenced those decisions. Our executive officers consist of the following individuals:

H. O. Woltz III	President and CEO
Michael C. Gazmarian	Vice President, CFO and Treasurer
James F. Petelle	Vice President - Administration and Secretary
Richard T. Wagner	Vice President - General Manager, Insteel Wire Products

Results of 2017 Say-On-Pay Vote. At our annual meeting on February 7, 2017, 98.2% of the shareholders who cast votes voted in favor of our Say-on-Pay proposal. The Committee believes that the consistent high level of support from our Shareholders for our executive compensation program over the past several years is a result of the Committee’s commitment to compensating our executive officers in a way that provides a close linkage between pay and performance, and that this level of support validates the appropriateness of our compensation program.

Compensation Program Changes for Fiscal 2017. The Committee does not typically adjust base salaries of our executive officers each fiscal year and did not make any adjustments or other changes in our executive officer compensation in fiscal 2017.

Business and Financial Performance During Fiscal 2017. We are the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. As such, our revenues are principally driven by nonresidential construction, which has continued to experience an exceedingly slow and gradual recovery following the recession. Highlights of our fiscal 2017 performance are as follows:

•	Our sales in fiscal 2017 decreased 7.1% from fiscal 2016 due to adverse weather conditions during the second half of the year, a slowdown in new project activity and competitive pricing pressures. Our net earnings decreased from $37.2M ($1.95 per diluted share) to $22.5M ($1.17 per diluted share) due to higher raw material costs, the decrease in shipments and higher unit manufacturing costs on the lower production volume.

•	Our return on capital, as calculated under our Return on Capital Incentive Compensation Plan (“ROCICP”) declined to 12.5% from 23.1% in fiscal 2016.

•	We invested $20.6 million in our facilities during fiscal 2017 to reduce our production costs, enhance our manufacturing capabilities and strengthen our market leadership positions.

•	We ended fiscal 2017 debt-free with $32.1M of cash and cash equivalents and no borrowings outstanding on our $100.0M revolving credit facility providing us with ample liquidity to meet our funding needs and pursue additional growth opportunities.

•	In addition to our regular quarterly dividend of $0.03 per share, following the end of fiscal 2017 our Board declared a special dividend of $1.00 per share payable in January 2018 to return excess capital to our shareholders without compromising our financial flexibility.

How Our Performance Affected Executive Officers’ Compensation. We design our executive officer compensation programs to maintain a close alignment between our financial performance and total executive compensation based on the Company’s return on capital. We believe return on capital is more closely correlated with the creation of shareholder value than any other performance measurement. The alignment between pay and performance in our programs was demonstrated by the following events:

•	We paid short-term incentives at 163% of the targeted amount pursuant to our ROCICP. For fiscal years 2016, 2015, 2014 and 2013 our ROCICP payouts were at 200%, 153.1%, 140.0% and 85.6% of the targeted amounts respectively, following four years during which no short-term incentives were paid because the Company’s return on capital failed to exceed the minimum required performance threshold.

Our Key Compensation Practices. Our Board and Committee maintain governance standards applicable to our executive compensation and also maintain active oversight of our program, through the following key practices:

A Committee comprised solely of independent directors.

An independent compensation consultant that reports to and is directed by the Committee, and that provides no other services to the Company.

A clawback policy in the event of a financial restatement.

Change in control payments that are contingent upon a qualifying transaction and a qualifying termination of employment (commonly referred to as a “Double Trigger”).

Share ownership guidelines.

No tax gross-ups of any kind including for any excise taxes in conjunction with payments that are contingent upon a change in control.

No significant perquisites.

Award caps that apply to both our ROCICP and to our long-term incentives.

Mitigation of risk, in that responsible management of our assets is an integral component of the calculation of annual incentives payable under our ROCICP.

The remainder of this section of our proxy statement more fully describes our compensation program.

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II.     Overall Objectives

The Committee believes that the success of the Company requires experienced leadership that fully understands the realities of Insteel’s challenging business environment and has demonstrated superior business judgment as well as the ability to effectively manage and operate the business. The Committee’s goal in developing its executive compensation system has been:

•	to attract, motivate and retain executives who will be successful in this environment;

•	to align executives’ interests with those of our shareholders; and

•	to provide appropriate rewards based on the financial performance of our business.

The Company is committed to “pay for performance” at all levels of the organization and accordingly a substantial proportion of each executive officer’s total compensation is variable, meaning that it is determined based upon the Company’s performance. The Committee does not have a fixed formula to determine the percentage of pay that should be variable, but reviews the mix between base salary and variable compensation on an annual basis to ensure that its goal of paying for performance will be achieved.

The Committee also believes it is critically important to retain executive officers who have demonstrated their value to the Company. Accordingly, several elements of our compensation system are intended to provide strong incentives for executive officers to remain employed by us. For example, we provide a non-qualified supplemental retirement benefit to executive officers that requires a minimum of 10 years of service before any benefit vests and 30 years of service to earn the full benefit provided (50% of base salary per year for 15 years following retirement).

The Committee developed its executive compensation system with the assistance of an independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”). The consultant reports directly to the Committee and provides a scope of services that is defined by the Committee.

Consistent with the Committee’s policy, Pearl Meyer performed no other services for us during fiscal 2017. The Committee is responsible for establishing the CEO’s compensation, and it reviews and evaluates recommendations from the CEO regarding the compensation of other executive officers. The Committee regularly meets in executive session without members of management present, and consults with its consultant as necessary during its deliberations. In connection with its engagement of Pearl Meyer, the Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC and NASDAQ rules. After reviewing these and other factors, the Committee determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest.

Following are the features of the compensation system that support the attainment of the Committee’s fundamental objectives:

•	Attract, motivate and retain key executives by providing total compensation opportunities competitive with those provided to executives employed by companies of a similar size and/or operating in similar industries.

In formulating our approach to total compensation each year, the Committee requires its consultant, if one is retained, to compile peer group data and benchmark our compensation system against systems of other companies in similar industries, as well as comparably-sized companies in other industries. The objective of our benchmarking process is to provide total compensation opportunities to our executive officers that are near the median of our peer group. Although comparisons to compensation levels in other companies are considered helpful in assessing the overall competitiveness of our compensation practices, the Committee does not feel the need to adhere precisely to the mathematical median, and it places a relatively greater emphasis on overall compensation opportunities rather than on setting each element of compensation at or near the median for that element.

•	Align executives’ interests with those of our shareholders by tightly linking performance-based compensation to corporate performance.

–	Annual Incentive. Our primary objective is to create shareholder value. To motivate our executive officers and align their interests with those of our shareholders, we provide annual incentives which are designed to reward them for the attainment of short-term goals, and long-term incentives which are designed to reward them for increases in our shareholder value over time. The annual incentive for our executive officers is based entirely on the Company’s return on capital, which is a measure that incorporates both the generation of earnings and the management of the Company’s balance sheet and is closely correlated with long-term shareholder returns.

–	Long-Term Incentives. Our long-term incentives are entirely equity-based, comprised of 50% RSUs and 50% stock options. Use of these equity-based incentives ensures that their value is directly linked to changes in the price of our common stock. Our long-term incentive program does not include a cash component.

•	Encourage long-term commitment to the Company.

We believe that the value provided by employees increases over time as they become increasingly knowledgeable about our industry, customers and competitors, as well as our business processes, people and culture. We believe that providing incentives for executive officers to remain with the Company will enhance its long-term value. Accordingly, we deliberately include programs such as our Supplemental Retirement Plan (“SRP”) and Change-in-Control Severance Agreements as components of our executive compensation system to provide such incentives. The full benefit under our SRP is not earned until an executive officer is employed by us for 30 years and the minimum benefit under these agreements requires 10 years of service. We believe that our long-term incentives are also a key element of our effort to ensure retention of our key executives.

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III.    Elements of Compensation

Our executive compensation system is comprised of base salary; our Return on Capital Incentive Compensation Plan (ROCICP) which provides for annual incentive payments; long-term incentives (consisting of RSUs and stock options); a supplemental retirement plan provided through individual agreements with each executive officer; Change-in-Control Severance Agreements and (in the case of our CEO and CFO) Severance Agreements, each of which specifies payments and benefits upon, respectively, a change in control and involuntary termination; and certain other benefits such as medical, life and disability insurance and participation in the Company’s 401(k) retirement savings plan. We do not provide significant perquisites to executive officers.

A brief description of each element of our executive compensation system and the objective of each element is set forth below.

Compensation Element	Description	Objective
Base Salary	Fixed cash compensation.	•	Provide basic level of income.
		•	Compensate executive officers for fulfilling basic job responsibilities.
		•	Provide base pay commensurate with median salaries of peer group.
		•	Attract and retain key executive officers.
ROCICP Annual Incentive Program	Variable cash compensation paid pursuant to a plan in which all of our sales and administrative employees participate.	•	Align executive compensation with shareholder interests through the payment of an incentive that is based on return on capital, a metric closely correlated with the creation of shareholder value.
		•	Reward executive officers based on actual returns generated relative to the Company’s cost of capital.
Long-Term Incentives	Variable compensation granted 50% as RSUs (vesting after three years) and 50% as stock options (vesting one-third each year for three years).	•	Further align executive compensation with shareholder interests by linking the value of these incentives to changes in the Company’s common stock price.
		•	Aid in retention and encourage long-term commitment to the Company.
Supplemental Retirement Plan	Non-qualified retirement plan providing additional income to executive officers for 15 years following retirement.	•	Aid in retention and encourage long-term commitment to the Company.
		•	Compensate for federal limits on qualified retirement plans.
Severance/Change-in-Control Severance (“CIC”) Agreements	Our CEO and CFO have severance agreements that specify payments to them in the event of involuntary termination. All executive officers have CIC agreements specifying their rights related to termination of employment following a change in control of the Company.	•	Encourage long-term commitment to the Company. Focus executives on shareholder interests.
		•	Provide transition assistance in the event of job loss.
Other Benefits	Medical, life and disability insurance; 401(k) savings plan.	•	Provide insurance and basic retirement benefits of the same nature that other Company employees receive.

The discussion below provides more detailed information regarding the elements of our compensation programs for executive officers.

Peer Group

The custom peer group constructed by the Committee, and used by the consultant to benchmark our compensation when changes were last implemented in fiscal 2016, consisted of the following publicly-traded companies:

Company Name	Ticker
Quanex Building Products Corp.	NX
Gibraltar Industries, Inc.	ROCK
Simpson Manufacturing Co.	SSD
Eagle Materials, Inc.	EXP
Headwaters, Inc.	HW
L.B. Foster Company	FSTR
United States Lime & Minerals, Inc.	USLM
Northwest Pipe Co.	NWPX
Trex Co., Inc.	TREX
PGT Inc.	PGTI

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Base Salaries

Base salaries are established by the Committee and reviewed annually. The Committee does not necessarily adjust salaries annually, and last adjusted them early in fiscal 2016. In establishing and adjusting base salaries, the Committee considers the following factors:

•	The executive’s performance;

•	The executive’s responsibilities;

•	The strategic importance of the position;

•	Competitive market compensation information;

•	Skills, experience and the amount of time the executive has served in the position; and

•	The Company’s recent performance and current business outlook.

Annual Incentive

The annual incentive compensation of our executive officers is based on our financial performance pursuant to the terms of our ROCICP. This plan also applies to all of our sales and administrative employees, with target annual incentive payments ranging from 10% to 70% of annual base salary during fiscal 2017, and payments capped at twice the target incentive level. Based on peer group information, the Committee believes our annual incentive opportunity for executive officers at targeted award levels, when added to base salary levels, brings potential total cash compensation near the median total cash compensation for our peer group. When the annual incentive is at maximum levels, reflecting excellent Company performance, the potential total cash compensation would be above the median for our peer group. The Committee believes this balance between base salaries and annual cash incentives is appropriate, in that our executive officers’ cash compensation will be near the median for our peer group only if our short-term goals are achieved, and our goal is that such compensation exceeds the median in the event of superior performance during the fiscal year.

For fiscal 2017, we calculated our weighted average cost of capital (“WACC”) for purposes of calculating incentive awards under the ROCICP to be 9.5% (compared to 8.5% for fiscal 2016), based on a weighted average of (i) our after-tax interest rate for debt, and (ii) the after-tax return that we believe would be expected by a prudent investor in our stock (which our Committee set at 9.5%). Attaining a return equal to our WACC would have resulted in the payout of incentive compensation at the target bonus level. The performance level at which the maximum incentive payment would be earned was set at 14.5% of the beginning of the year invested capital (WACC + 5%) while the minimum threshold at which an incentive payment would be earned was set at 4.5% of the beginning of year invested capital (WACC - 5%). The actual return on our WACC during fiscal 2017 was 12.5%, resulting in incentive payments to our executive officers at 163% of the targeted amounts.

For fiscal 2018, the Committee determined that the WACC, for the purposes of the ROCICP, will be increased to 10.5% based on current estimates of the Company’s cost of debt and equity and its expected capital structure.

The Committee believes that return on invested capital is the most appropriate metric for the annual incentives in that it is driven off both the generation of earnings and responsible management of our balance sheet, and is closely correlated with the creation of shareholder value. Since responsible management of our assets is an integral component of the annual incentive calculation, the Committee believes that use of this program inherently restrains excessive risk-taking on the part of management. The amounts earned annually under the ROCICP are established strictly by formula. The ROCICP does not provide for adjustments to the annual incentive based on subjective factors.

The ROCICP provides that, in the event of a material restatement of earnings, the Board has the right to recover payments previously made under the ROCICP, or to reduce future payments. In making a determination whether and from whom to recover previously paid awards, or to reduce future awards, the Committee will consider the magnitude of the restatement, the reason for the restatement, the role played by any executive officers in the actions and decisions leading to the restatement as well as any other factors the Committee deems relevant.

Long-Term Incentives

Our long-term incentives are entirely equity-based, consisting of 50% RSUs and 50% stock options. Prior to fiscal 2015, these awards were granted under our 2005 Equity Incentive Plan, as amended. On February 17, 2015 our shareholders approved our 2015 Equity Incentive Plan (the “2015 Plan”) and equity awards beginning on that date have been made under the 2015 Plan. All long-term equity incentives granted to our executive officers during fiscal 2017 were granted under the 2015 Plan. The targeted amount of the awards was established by the Committee early in fiscal 2007 based on input from our independent consultant at that time, Mercer. These targeted amounts were most recently reviewed by the Committee in fiscal 2016 and were maintained during fiscal 2017 at the same rate. The targeted value of the long-term incentives for each executive officer during fiscal 2017 was as follows: Mr. Woltz III: $600,000; Messrs. Gazmarian and Wagner: $275,000 each; Mr. Petelle: $150,000.

The RSUs and stock options are awarded in two equal tranches, with the first tranche effective on the date of our February annual shareholders meeting and the second tranche effective on the date that is six months after the annual shareholders meeting. These dates are typically about three weeks after the announcement of our quarterly financial results. The Committee believes that providing these awards on predetermined dates that closely follow the reporting of our quarterly financial results is the most appropriate approach for us.

The number of RSUs and stock options to be awarded to each of our executive officers on each grant date is calculated based on the closing price on such date. For example, the target value of long-term incentives granted to Mr. Woltz III during fiscal 2017 was established by the Committee at $600,000. Accordingly, he received the awards of RSUs and stock options in the amounts shown below on the dates indicated. Since the value of each grant of options and RSUs is pre-determined by the Committee, and the awards occur on pre-established dates, management does not participate in the process of granting these options and RSUs.

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				ASC Topic 718
Date	Type of Grant	No. of Units	Closing Price	Grant Date Value
2/7/17	RSUs	4,047	$37.06	$149,982
2/7/17	Stock Options	10,981	$37.06	$150,000
8/7/17	RSUs	5,607	$26.75	$149,987
8/7/17	Stock Options	16,094	$26.75	$149,996

The value of each share of Company stock subject to a stock option was established with the assistance of a financial consultant retained by us to calculate the value of our option grants for financial reporting purposes. We and the consultant use a Monte Carlo option valuation model to determine the value of our stock options. The value of each share of stock subject to a grant of option was established at $13.66 per option share on February 17, 2017, and at $9.32 per option share on August 7, 2017.

Retirement Benefits

Our executive officers each participate in the 401(k) “defined contribution” plan that is available to substantially all our employees. Under this plan, the Company will match 100% of salary deferrals on the first 1% of the participant’s eligible compensation and 50% of the next 5% of eligible compensation. However, Internal Revenue Service (“IRS”) regulations place significant limits on the ability of our executive officers to defer the same portion of their compensation as other participants. To help compensate for these limits, but in a manner that provides significant incentives for executives to remain employed by us, the Committee has established the SRP, which is implemented through individual agreements in which certain of our executives, including all our executive officers, participate. An executive officer is eligible for the full benefit under his SRP if he remains employed by us for a period of at least 30 years. In that case, we will pay the executive officer, during the 15-year period following the later of (i) retirement, or (ii) reaching age 65, a supplemental retirement benefit equal to 50% of the executive officer’s average annual base salary for the five consecutive years in which he received the highest base salary in the 10 years preceding retirement.

An executive officer may receive reduced benefits under the SRP if he retires prior to completing 30 years of service, so long as the executive has reached at least age 55 and has completed at least 10 years of service. If the executive officer does not complete 10 years of service, no benefit is paid under the SRP. If he completes at least 10 years, but less than 30, the amount of the benefit will be reduced by 1/360th for each month short of 360 months that he was employed by us.

Under the SRP, we also provide for pre-retirement disability and death benefits. The disability benefit is payable to an executive officer if, due to disability, his employment terminates before reaching his “normal retirement age” as defined for Social Security purposes, or completing 30 years of service. In this event, we would pay him, during the 10-year period following the date of disability, a supplemental retirement benefit equal to the early retirement benefit described in the preceding paragraph, except that such early retirement benefit, when added to the benefits received (if any) by the executive officer under our long-term disability insurance plan for employees, may not exceed 100% of the executive officer’s highest average annual base salary for five consecutive years in the 10-year period preceding the date on which his disability occurred. If the long-term disability insurance payments end prior to the end of the 10-year period, the pre-retirement disability benefit will continue for the remainder of the 10-year period in an amount equal to 50% of his highest average annual base salary for five consecutive years in the 10-year period preceding the date on which his disability occurred.

The death benefit is payable in the event that the executive officer dies while employed by us. In this event, we will pay to the executive officer’s beneficiary, for a term of 10 years following his death, a supplemental death benefit in an amount equal to 50% of his highest average annual base salary for five consecutive years in the 10-year period preceding the date of his death.

Change-in-Control Severance Agreements

We have entered into change-in-control severance agreements with each of our executive officers. These agreements specify the terms of separation in the event that termination of employment occurs following a change in control. These agreements are considered “double-trigger” change-in-control severance agreements, since no benefits are payable under them unless both a change in control and loss of employment occur. The initial term of each agreement is two years and the agreements automatically renew for successive one-year terms unless we or the executive officer provides notice of termination. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive officer’s termination should the termination occur in the absence of a change in control.

The Committee first provided change-in-control severance agreements to our executive officers in May 2003 because it believed that such agreements should be provided to individuals serving in executive positions that can materially affect the consummation of a change-in-control transaction and are likely to be materially affected by a change in control.

These agreements are consistent with the Committee’s overall objective of aligning the interests of executive officers and shareholders in that they provide protection to the executive officers in the event of job loss following a transaction. Absent this protection, the executive may be distracted by personal uncertainties and risks in the event of a proposed transaction or may not vigorously pursue certain transactions that would benefit shareholders due to potential negative personal consequences.

Under the terms of these agreements, in the event of termination within two years of a change in control, Messrs. Woltz III and Gazmarian would receive severance benefits equal to two times base salary, plus two times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for two years following termination. Messrs. Wagner and Petelle would receive severance benefits equal to one times base salary, plus one times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for one year following termination. In addition, all stock options and RSUs outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 for outplacement services for Messrs. Woltz III, Gazmarian, Wagner and Petelle.

The terms of the change-in-control severance agreements were based on prevailing practice at the time the agreements were executed, and

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responsive to market forces affecting securing and retaining the services of executive officers. The Committee determined to provide relatively greater change-in-control severance benefits for Mr. Woltz III, our CEO, and Mr. Gazmarian, our CFO, because it believed they would likely be most engaged in any negotiations leading to a transaction that would result in a change in control, and that they would be less likely to retain their positions following a change in control.

Any termination benefits payable under a change-in-control severance agreement are subject to reduction if necessary to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code. The agreements do not provide for a “gross up” of any payments to cover any tax liability that may be imposed on our executive officers.

Severance Agreements

We have entered into severance agreements with Mr. Woltz III and Mr. Gazmarian. The severance agreements provide certain termination benefits in the event that we terminate the employment of Mr. Woltz III or Mr. Gazmarian without cause (as defined in each severance agreement). Each severance agreement provides for automatic one-year renewal terms unless we or Mr. Woltz III or Mr. Gazmarian provide prior notice of termination.

We first entered into the severance agreements with Messrs. Woltz III and Gazmarian in December 2004. At that time, the Committee concluded that Messrs. Woltz III and Gazmarian, who were leading efforts to restructure the Company, required additional protection in the event that either of them lost his position under circumstances in which he would not be entitled to benefits under his change-in-control severance agreement.

Neither Mr. Woltz III nor Mr. Gazmarian would be entitled to termination benefits under a severance agreement (i) if his employment with us is terminated for cause, or (ii) if he is entitled to receive benefits under the change-in-control severance agreement described above.

Under the terms of the severance agreements, if Mr. Woltz III or Mr. Gazmarian were terminated without cause, each would receive a lump sum severance payment equal to one and one-half times his annual base salary, and the continuation of health and welfare benefits (including payments of premiums for “COBRA” coverage), for 18 months following termination. In addition, all stock options and RSUs outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 each for outplacement services for Mr. Woltz III and for Mr. Gazmarian. At the time these agreements were entered into, the Committee believed their terms were comparable to those provided to senior officers of similar public companies.

Any termination benefits payable under a severance agreement are subject to reduction if necessary to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code.

The Committee periodically reviews the payments that could be received by executive officers pursuant to their respective severance and change-in-control severance agreements, but does not consider the amount of the potential benefits under these agreements when it establishes the elements of each executive officer’s ongoing compensation.

Broad-Based Employee Benefits

Our executive officers participate in employee benefit plans that are offered to all employees, such as health, life and disability insurance and our 401(k) retirement savings plan. Our salaried employees are entitled to designate a beneficiary who will receive a death benefit in the event of the employee’s death while employed by us. The amount of the death benefit is determined by the employee’s salary grade. The death benefit payable to beneficiaries of each of our executive officers is $500,000. We maintain “split dollar” life insurance policies on a broad group of employees, including each of our executive officers, to fund the payment of the death benefit. Proceeds of these policies are payable to us.

Our broad-based employee benefit programs are reviewed periodically to ensure that these programs are adequate based on competitive conditions as well as cost considerations.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year, although certain “performance-based” compensation is not subject to the deduction limit. We generally seek to maximize the deductibility for tax purposes of all elements of compensation.

The Committee periodically reviews applicable tax provisions, such as Section 162(m), and may revise compensation plans from time to time to maximize deductibility. In addition, although the Committee’s current intention is to ensure full deductibility of future compensation, it retains the flexibility to take actions it deems necessary to attract, motivate and retain executive officers who will help us achieve our business goals.

Executive Compensation Committee Report

The Executive Compensation Committee of the Company’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on this review and discussion, the Executive Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2017.

This Executive Compensation Committee report shall be deemed furnished in our Annual Report on Form 10-K for fiscal 2017, is otherwise not incorporated by reference into any of our previous filings with the SEC and is not to be deemed “soliciting material” or incorporated by reference into any of our future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this report.

Executive Compensation Committee

Jon M. Ruth (Chairman)

Joseph A. Rutkowski

Charles B. Newsome

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Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation of our Chief Executive Officer, Chief Financial Officer and our two other executive officers for the fiscal year ended September 30, 2017.

SUMMARY COMPENSATION TABLE

					Non-Equity	Change in Pension Value
			Stock	Option	Incentive Plan	And Nonqualified Deferred	All Other
Name and Principal		Salary	Awards(1)	Awards(1)	Compensation(2)	Compensation Earnings(3)	Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
H. O. Woltz III	2017	600,000	299,969	299,996	684,600	216,366	73,235	2,174,166
President and CEO	2016	588,462	299,996	300,003	823,846	340,601	71,800	2,424,708
	2015	525,000	300,005	300,002	562,643	195,579	22,607	1,905,836
Michael C. Gazmarian	2017	325,000	137,493	137,505	317,850	110,199	38,042	1,076,089
Vice President,	2016	320,385	137,499	137,496	384,462	162,192	37,162	1,179,196
CFO and Treasurer	2015	295,000	137,509	137,498	270,987	92,490	14,484	947,968
James F. Petelle	2017	208,000	75,008	75,001	203,424	64,600	27,286	653,319
Vice President -	2016	205,231	74,997	74,995	246,277	69,460	25,924	696,884
Administration	2015	190,000	75,016	75,004	174,534	52,169	12,956	579,679
and Secretary
Richard T. Wagner	2017	300,000	137,493	137,505	293,400	112,679	36,779	1,017,856
Vice President -	2016	296,923	137,499	137,496	356,308	165,191	35,812	1,129,229
General Manager,	2015	280,000	137,509	137,498	257,208	104,035	13,398	929,648
Insteel Wire Products
(1)	The amounts reported in these columns reflect the aggregate grant date fair value of stock and option awards granted during each fiscal year and do not reflect the actual value, if any, that may be received by executive officers for their awards. Our assumptions used in the calculation of these amounts for fiscal 2017 are set forth in Note 8 of our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017. Dividend equivalents paid on RSUs are currently paid in cash and are reported in the “All Other Compensation” column.
(2)	The amounts reported in this column for 2017 are the annual cash incentive amounts accrued for fiscal 2017 under our ROCICP.
(3)	Amounts reported for each fiscal year represent the increase in the present actuarial value during such fiscal year of the executive officer’s accumulated benefits under our Retirement Savings Plan determined using interest rate assumptions consistent with those set forth in Note 10 of our consolidated financial statements as reported in our Annual Report on Form Form 10-K for the fiscal year ended September 30, 2017. These amounts were calculated based on the following discount rate assumptions as of the end of each fiscal year: 2015, 4.25%, 2016, 3.75% and 2017, 3.75%. Executive officers may not be fully vested in the amounts reflected herein. We do not offer any program for deferring compensation and therefore there were no above-market earnings on deferrals that were required to be reported in this column.
(4)	Amounts shown for fiscal 2017 include (i) dividend equivalents paid on RSUs; (ii) the current dollar value attributed by the IRS to the death benefit program we provide to our executive officers; and (iii) the amount of matching funds paid into our Retirement Savings Plan on behalf of the executive officers. The following table shows the amount of each component described above.

	Dividend
	Equivalents Paid on RSUs	Death Benefit Value	401(k) Matching Payments
Name	($)	($)	($)
H. O. Woltz III	55,628	2,930	14,677
Michael C. Gazmarian	25,522	2,930	9,590
James F. Petelle	13,921	6,080	7,285
Richard T. Wagner	25,522	2,340	8,917

Fiscal 2017 Grants of Plan-Based Awards

The following table provides information regarding (1) annual incentive compensation payments to our executive officers under our ROCICP, and (2) the value of stock options and RSUs awarded to our executive officers during fiscal 2017 under our 2015 Plan.

Beginning in fiscal 2006, our practice has been to grant equity awards on two dates each fiscal year: the date of our annual shareholders meeting and the date that is six months after the shareholders meeting. Stock options have a 10-year term and vest in equal annual increments of one-third of the amount of each grant on the first, second and third anniversaries of the grant date. Options are priced at the closing price of our stock on the date of grant, as reported on NASDAQ. RSUs are settled in shares of our common stock at the end of three years. Our executive officers do not have the right to vote the shares represented by RSUs, and may not sell or transfer RSUs, or use them as collateral. We pay dividend equivalents in cash on outstanding RSUs.

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Generally, stock options and RSUs are subject to forfeiture if an executive officer leaves our employ for reasons other than death, disability or retirement prior to vesting or lapse of restrictions. Pursuant to the Severance Agreements we have with Messrs. Woltz III and Gazmarian, vesting of their stock options and RSUs will accelerate in connection with a termination without cause. For all of our executive officers, if employment with us terminates due to death, disability or retirement, or without cause in connection with a change in control pursuant to the terms of our Change-in-Control Severance Agreements, the vesting of their stock options and RSUs will accelerate. See “Potential Payments Upon Termination or Change in Control.”

FISCAL 2017 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number	Exercise or	Grant Date Fair
					Shares of Stock	of Securities	Base Price of	Value of Stock
					or Units	Underlying	Option Awards	and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	(#)	Options (#)	($/share)(3)	Awards ($)(4)
H. O. Woltz III	N/A		420,000	840,000
	2/7/17				4,047			149,982
	2/7/17					10,981	37.06	150,000
	8/7/17				5,607			149,987
	8/7/17					16,094	26.75	149,996
Michael C.	N/A		195,000	390,000
Gazmarian	2/7/17				1,855			68,746
	2/7/17					5,033	37.06	68,751
	8/7/17				2,570			68,747
	8/7/17					7,377	26.75	68,754
James F. Petelle	N/A		124,800	249,600
	2/7/17				1,012			37,506
	2/7/17					2,745	37.06	37,497
	8/7/17				1,402			37,503
	8/7/17					4,024	26.75	37,504
Richard T.	N/A		180,000	360,000
Wagner	2/7/17				1,855			68,746
	2/7/17					5,033	37.06	68,751
	8/7/17				2,570			68,747
	8/7/17					7,377	26.75	68,754
(1)	The options and RSUs granted on the dates shown in this column were granted under our 2015 Plan.
(2)	Our incentive award program, which we refer to as our Return on Capital Incentive Compensation Plan, or ROCICP, is considered a non-equity incentive plan and is discussed above under “Compensation Discussion and Analysis – Elements of Compensation.” There is no threshold amount payable under the program. The amounts shown in the “Target” column reflect each executive officer’s target bonus percentage of base salary set by the Executive Compensation Committee for fiscal 2017. The amounts shown in the “Maximum” column reflect the maximum amount payable to each executive officer under the program based on his target bonus percentage.
(3)	For each option, the exercise price per share is the closing price of our common stock on NASDAQ on the grant date.
(4)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value an executive officer may receive depends on the market price of our stock, and there can therefore be no assurance that amounts reflected in this column will actually be realized.

Our equity-based compensatory awards for fiscal 2017 were issued pursuant to our 2015 Plan. This plan was approved by our shareholders on February 17, 2015. The maximum number of shares issuable under the 2015 Plan may not exceed 900,000 shares, but only 350,000 of the 900,000 shares may be used for “full-value” grants, that is, for restricted stock, RSUs or performance awards. Awards settled in cash and shares subject to awards that were forfeited, canceled, terminated, expire or lapse for any reason do not count against this limit, except that shares tendered to exercise outstanding options or shares tendered or withheld to pay taxes do count against the limit. Awards that may be granted under the 2015 Plan include incentive options and non- qualified options, restricted stock awards and RSUs, and performance awards. The number of shares reserved for issuance under the 2015 Plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2015 Plan is administered by our Executive Compensation Committee. Subject to the terms of the 2015 Plan, the Executive Compensation Committee has authority to take any action with respect to the 2015 Plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award.

Additional discussion regarding factors that may be helpful in understanding the information included in the Summary Compensation Table and Fiscal 2017 Grants of Plan-Based Awards table is included above under “Compensation Discussion and Analysis.”

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Outstanding Equity Awards at Fiscal Year End 2017

The following table provides information regarding unexercised stock options and unvested RSUs held by our executive officers as of September 30, 2017, the last day of fiscal 2017. All values in the table are based on a market value of our common stock of $26.11, the closing price reported on NASDAQ on September 29, 2017, the last trading day during fiscal 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2017

	Option Awards				Stock Awards
	Number of Securities	Number of Securities
	Underlying	Underlying	Option	Option	Number of Units	Market Value of
	Unexercised Options	Unexercised Options	Exercise Price	Expiration	of Stock That Have	Units of Stock That
	(#) Exercisable(1)	(#) Unexercisable(1)	($)	Date	Not Vested (#)(2)	Have Not Vested ($)
H. O. Woltz III	7,072	0	20.50	8/12/2024	35,407	924,477
	0	6,452	21.96	2/17/2025
	7,657	7,657	18.05	8/17/2025
	0	11,507	23.95	2/11/2026
	4,322	8,643	34.49	8/11/2026
	0	12,981	37.06	2/7/2027
	0	16,094	26.75	8/7/2027
Michael C. Gazmarian	9,921	0	19.08	2/12/2024	16,229	423,739
	9,724	0	20.50	8/12/2024
	5,914	2,957	21.96	2/17/2025
	7,019	3,509	18.05	8/17/2025
	2,637	5,274	23.95	2/11/2026
	1,981	3,961	34.49	8/11/2026
	0	5,033	37.06	2/7/2027
	0	7,377	26.75	8/7/2027
James F. Petelle	2,744	0	17.22	8/12/2023	8,853	231,152
	1,804	0	19.08	2/12/2024
	1,768	0	20.50	8/12/2024
	3,226	1,613	21.96	2/17/2025
	1,914	1,914	18.05	8/17/2025
	1,439	2,876	23.95	2/11/2026
	1,081	2,160	34.49	8/11/2026
	0	2,745	37.06	2/7/2027
	0	4,024	26.75	8/7/2027
Richard T. Wagner	3,241	0	20.50	8/12/2024	16,229	423,739
	0	2,957	21.96	2/17/2025
	3,509	3,509	18.05	8/17/2025
	0	5,274	23.95	2/11/2026
	1,981	3,961	34.49	8/11/2026
	0	5,033	37.06	2/7/2027
	0	7,377	26.75	8/7/2027
(1)	All of these options have become exercisable or will become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the grant date. The grant date in each case is 10 years prior to the option expiration date.
(2)	These RSUs will vest on the third anniversary of the date of grant. The number of shares that will vest on dates subsequent to the end of fiscal 2017 is shown in the following chart.

	2/17/18	8/17/18	2/11/19	8/11/19	2/7/20	8/7/20
H.O. Woltz III	6,831	8,310	6,263	4,349	4,047	5,607
Michael C. Gazmarian	3,131	3,809	2,871	1,993	1,855	2,570
James F. Petelle	1,708	2,078	1,566	1,087	1,012	1,402
Richard T. Wagner	3,131	3,809	2,871	1,993	1,855	2,570

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Options Exercised and Stock Vested During Fiscal Year 2017

The following table provides information regarding compensation earned by our executive officers as a result of vesting of restricted stock units and exercise of stock options during fiscal 2017.

OPTIONS EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
	No. of Shares		No. of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
H. O. Woltz III	42,226	718,407	15,179	489,412
Michael C. Gazmarian	0	0	6,957	224,308
James F. Petelle	6,821	135,725	3,794	122,327
Richard T. Wagner	8,901	133,074	6,957	224,308

Pension Benefits

Through individual agreements, we provide supplemental retirement benefits to our executive officers which provide for payments to them for a 15-year period beginning on the later of their (i) retirement or (ii) reaching age 65. The maximum annual benefit payable under the SRP is equal to 50% of the executive officer’s annual base salary for the five consecutive years in which he received the highest salary during the 10 years prior to retirement. Only base salary is included in the calculation of the benefit under the SRP.

To receive the maximum benefit under the SRP, the executive officer must be employed by us for at least 30 years. An executive officer will receive reduced benefits under the SRP if he is employed by us for at least 10 years and retires at or after reaching age 55. Since Mr. Woltz III has been employed by us for 30 years and has reached 55 years of age, his benefit under the SRP has fully vested. Messrs. Gazmarian, Petelle and Wagner all meet the minimum requirement for reduced retirement benefits under the SRP. For more information regarding the SRPs, see the discussion above under the “Compensation Discussion and Analysis – Elements of Compensation” section of this proxy statement. Assumptions used in the calculation of the amounts shown in the following chart are set forth in Note 10 of our consolidated financial statements as reported in our Annual Report on Form 10-K for fiscal 2017.

The following table shows the present value of the accumulated benefit as of September 30, 2017 payable at, following or in connection with retirement to each of our executive officers, including the number of years of service credited to each.

FISCAL 2017 PENSION BENEFITS

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
H. O. Woltz III	SRP	39	2,717,504	0
Michael C. Gazmarian	SRP	23	1,049,979	0
James F. Petelle	SRP	11	407,441	0
Richard T. Wagner	SRP	25	1,066,176	0

Potential Payments Upon Termination or Change in Control

The discussion and tables below describe the potential payments that could be received by each of the executive officers if the executive officer’s employment was terminated on September 30, 2017, the last day of our fiscal year. The amounts in the tables for stock options and RSUs represent the value of the awards that vest as a result of the termination of the executive officer’s employment. For purposes of valuing the stock options and RSUs, the amounts below are based on a per share price of $26.11, which was our closing price as reported on NASDAQ on September 29, 2017.

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Benefits and Payments Upon Termination

			Termination without
	Voluntary	Termination	Cause or for Good Reason
	Termination	without Cause	after Change in Control	Retirement	Death	Disability
H. O. Woltz III
Salary Continuation(1)	0	0	0	0	0	672,548
Severance Payment(2)	0	900,000	2,580,726	0	0	0
Stock Options(3)	0	113,346	113,346	113,346	113,346	113,346
RSUs(4)	0	924,477	924,477	924,477	924,477	924,477
Benefits(5)	0	27,690	36,921	0	0	0
Outplacement	0	15,000	15,000	0	0	0
Supplemental Retirement Plan(6)	2,717,504	2,717,504	2,717,504	2,717,504	2,219,539	2,219,539
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	2,717,504	4,698,017	6,387,974	3,755,327	3,757,362	3,929,910

			Termination without
	Voluntary	Termination	Cause or for Good Reason
	Termination	Without Cause	after Change in Control	Retirement	Death	Disability
Michael C. Gazmarian
Salary Continuation(1)	0	0	0	0	0	988,727
Severance Payment(2)	0	487,500	1,298,866	0	0	0
Stock Options(3)	0	51,946	51,946	51,946	51,946	51,946
RSUs(4)	0	423,739	423,739	423,739	423,739	423,739
Benefits(5)	0	27,690	36,921	0	0	0
Outplacement	0	15,000	15,000	0	0	0
Supplemental Retirement Plan(6)	1,049,979	1,049,979	1,049,979	1,049,979	1,220,387	1,220,387
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	1,049,979	2,055,854	2,876,451	1,525,664	2,196,072	2,684,799
(1)	The amounts under the “Disability” column represent the lump-sum present value of bi-weekly payments which Messrs. Woltz III and Gazmarian would be entitled to receive, pursuant to our disability insurance program, until their “normal retirement age” as defined by the Social Security Act, in the event of disability on September 30, 2017.
(2)	These amounts would be paid to Messrs. Woltz III and Gazmarian in a lump sum following termination without cause, pursuant to their severance agreements, or in the event of a termination following a change in control, pursuant to their change-in-control severance agreements.
(3)	These amounts represent the difference between the market value of Insteel stock on September 30, 2017 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of retirement, death or disability; (ii) pursuant to the terms of the severance agreement in the event of termination without cause; and (iii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.
(4)	These amounts represent the market value of RSUs on September 30, 2017 that would vest (i) pursuant to the terms of the RSU agreements in the event of retirement, death or disability; (ii) pursuant to the terms of the severance agreement in the event of termination without cause; and (iii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.
(5)	These amounts represent premiums for medical and dental insurance which would be paid by us for 18 months following termination without cause and 24 months following termination after a change in control.
(6)	The amounts under the “Voluntary Termination,” “Termination without Cause,” “Termination without Cause after Change in Control” and “Retirement” columns for Messrs. Woltz III and Gazmarian represent the lump-sum present value of their respective benefits under the SRP, on September 30, 2017, which in each case have vested. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Messrs. Woltz III and Gazmarian (or their heirs) would have been entitled to receive for a 10-year period pursuant to the SRP in the event of death or disability on September 30, 2017.
(7)	These amounts would be payable in a lump sum to the heirs of Messrs. Woltz III and Gazmarian in the event of their death, pursuant to our death benefit program.

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			Termination without
	Voluntary	Termination	Cause or for Good Reason
	Termination	without Cause	after Change in Control	Retirement	Death	Disability
James F. Petelle
Salary Continuation(1)	0	0	208,000	0	0	0
Severance Payment(2)	0	0	208,078	0	0	0
Stock Options(3)	0	28,333	28,333	28,333	28,333	28,333
RSUs(4)	0	231,152	231,152	231,152	231,152	231,152
Benefits(5)	0	0	18,064	0	0	0
Outplacement	0	0	15,000	0	0	0
Supplemental Retirement Plan(6)	407,441	407,441	407,441	407,441	767,584	767,584
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	407,441	666,926	1,116,068	666,926	1,527,069	1,027,069

			Termination without
	Voluntary	Termination	Cause or for Good Reason
	Termination	without Cause	after Change in Control	Retirement	Death	Disability
Richard T. Wagner
Salary Continuation(1)	0	0	300,000	0	0	1,035,341
Severance Payment(2)	0	0	302,305	0	0	0
Stock Options(3)	0	51,946	51,946	51,946	51,946	51,946
RSUs(4)	0	423,739	423,739	423,739	423,739	423,739
Benefits(5)	0	0	22,288	0	0	0
Outplacement	0	0	15,000	0	0	0
Supplemental Retirement Plan(6)	1,066,176	1,066,176	1,066,176	1,066,176	1,145,372	1,145,372
Death Benefit(7)	0	0	0	0	500,000	0
TOTAL	1,066,176	1,541,521	2,181,454	1,541,861	2,121,057	2,656,398
(1)	The amounts under the “Termination without Cause or for Good Reason after Change in Control” column would be paid to Messrs. Petelle and Wagner on a semi-monthly basis for a period of one year, pursuant to their respective change-in-control severance agreements. The amount under the “Disability” column for Mr. Wagner represents the lump-sum present value of bi-weekly payments which he would be entitled to receive, pursuant to our disability insurance program, until his “normal retirement age” as defined by the Social Security Act, in the event of disability on September 30, 2017. Mr. Petelle has reached “normal retirement age” as defined by the Social Security Act and therefore would not receive benefits for disability pursuant to our disability program.
(2)	These amounts would be paid in a lump sum to Messrs. Petelle and Wagner in the event of a termination following a change in control, pursuant to their change-in-control severance agreements.
(3)	These amounts represent the difference between the market value of Insteel stock on September 30, 2017 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of retirement, death or disability; and (ii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.
(4)	These amounts represent the market value of RSUs on September 30, 2017, that would vest (i) pursuant to the terms of the RSU agreements in the event of retirement, death or disability; and (ii) pursuant to the terms of the change-in-control severance agreement in the event of termination following a change in control.
(5)	These amounts represent premiums for medical and dental insurance which would be paid by us for 12 months following termination after a change in control.
(6)	The amounts under the “Voluntary Termination,” “Termination without Cause,” “Termination without Cause after Change in Control” and “Retirement” columns for Messrs. Petelle and Wagner represent the lump-sum present value of their respective benefits under the SRP, on September 30, 2017, which have vested. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Messrs. Petelle and Wagner (or their heirs) would have been entitled to receive for a 10-year period pursuant to the SRP in the event of death or disability on September 30, 2017.
(7)	These amounts would be payable in a lump sum to the heirs of Messrs. Petelle and Wagner in the event of their death, pursuant to our death benefit program.

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DIRECTOR COMPENSATION

Mr. Woltz III, our CEO, receives no additional compensation for serving on our Board of Directors. Our independent directors receive an annual cash retainer and an annual grant of RSUs. The RSUs are granted on the date of our annual meeting, and have a one-year vesting period. During fiscal 2014, we increased the annual retainers paid to Board members from $40,000 to $50,000. In addition, we increased the value of our annual grant of RSUs from $40,000 to $50,000 at that time. Finally, we increased the annual fee paid to a committee chair from $5,000 to $10,000. The cash fees are paid to our directors quarterly. We do not pay additional “meeting fees” to directors for attendance at Board and committee meetings. No changes were made to our director compensation program during fiscal 2017.

The following table shows the compensation we provided to our non-employee directors during fiscal 2017.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)
Charles B. Newsome	50,000	49,994	2,794	93,788
Gary L. Pechota(3)	12,500	49,994	0	62,494
W. Allen Rogers II	67,500	49,994	2,794	120,288
Jon M. Ruth	60,000	49,994	121	110,115
Joseph A. Rutkowski	50,000	49,994	2,794	102,788
G. Kennedy Thompson(4)	3,374	0	0	3,374
(1)	This amount reflects the aggregate grant date fair value of restricted stock units awarded to each non-employee director on the date of our last annual meeting computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and does not reflect the actual value, if any, that may be received by our non-employee directors for their awards. The fair value of 1,349 RSUs issued to each non-employee director on February 7, 2017 was $49,994 based on a closing price of $37.06 on that date. RSUs granted to non-employee directors vest one year after the date of grant.
(2)	This amount reflects dividend equivalents paid in cash on RSUs held by our non-employee directors.
(3)	Mr. Pechota passed away on December 14, 2016.
(4)	Mr. Thompson joined our board on September 6, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of September 30, 2017 with respect to our equity compensation plans. Our 2015 Plan, which was approved by our shareholders, currently is the only equity compensation plan under which we issue new equity grants. We do not have any equity compensation plans that have not been approved by shareholders.

(c)
Number of securities
	(a)		remaining available for
	Number of securities to	(b)	future issuance under
	be issued upon exercise	Weighted-average exercise	equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights(1)	in column (a))(2)
Equity compensation plans approved by security holders	520,289	$23.40	432,327
(1)	The weighted average exercise price does not take into account restricted stock units because they do not have an exercise price. If all outstanding restricted stock units had been included in the calculation, the weighted-average exercise price would have been $17.63.
(2)	The total shares available for future issuance may be the subject of awards other than options, warrants or rights.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee consists of Messrs. Newsome, Ruth, Rutkowski and Thompson. None of the members of the Executive Compensation Committee have ever served as officers or employees of us or any of our subsidiaries. Mr. Newsome is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2017, Johnson Concrete Company purchased materials from us valued at $622,100 for use or resale in their normal course of business, an amount which is very substantially less than 5% of our revenues and of the revenues of Johnson Concrete Company. None of our executive officers served during fiscal 2017 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Executive Compensation Committee.

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ITEM NUMBER TWO:	ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to hold a “Say-on-Pay” vote at least every three years. In light of the vote of the shareholders at our 2011 annual shareholders’ meeting, which was re-affirmed at our 2017 annual shareholder’s meeting, we determined to continue to hold Say-on-Pay votes annually.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success and to align the interests of our executive officers with the interest of our shareholders. We are committed to “pay for performance,” meaning that a substantial proportion of our executive officer compensation is variable and will be determined based on our performance. In addition, we design our executive compensation to encourage long-term commitment by our executive officers to Insteel.

Please read the “Executive Compensation” section of this proxy statement, which includes our Compensation Discussion and Analysis, executive officer compensation tables and related narrative discussion, and describes in detail our compensation programs and policies for our executive officers and the decisions made by our Executive Compensation Committee for fiscal 2017. Highlights of our executive officer compensation programs and policies are as follows:

•	We closely monitor the compensation programs of companies of similar size and similar industries, with the objective of providing total compensation opportunities to our executive officers that are near the median of our peer group.

•	To motivate our executive officers and to align their interests with those of our shareholders, we provide annual incentives which are designed to reward our executive officers for the attainment of short- term goals, and long-term incentives which are designed to reward them for increases in our shareholder value over time.

•	We paid annual incentives under our ROCICP to our executive officers for fiscal 2017 at 163% of the targeted bonus percentages, based on our return on capital. Annual incentives were paid at 200% of the targeted amounts in fiscal 2016, 153% in fiscal 2015, 140% in fiscal 2014 and 85.6% during fiscal 2013. For the four fiscal years prior to fiscal 2013, we did not pay annual incentives to our executive officers, due to the severe downturn in the market for our products.

•	We provide executive officers with long-term incentives in the form of stock options and RSUs. These equity-based awards, which vest over a period of three years, link compensation with the long-term price performance of our stock, and also provide a substantial retention incentive.

•	After consultation with our independent compensation consultant, we believe that while our long-term incentives may be viewed as less performance-based than those of our peers because they do not include performance contingent vesting, our annual incentive plan is generally more performance-based than plans of our peers, and therefore, taken as a whole, our compensation program is appropriately tied to Company performance.

•	We have entered into change-in-control severance agreements with each of our executive officers. These agreements provide certain benefits in the event of a termination following a change-in-control, also known as a “double-trigger” requirement. We do not provide for tax gross-up payments on any severance payments that would be made in connection with a change-in-control.

•	We do not provide significant perquisites to our executive officers.

•	We have adopted a clawback policy to recoup performance-based payments in the event of a material financial restatement.

•	We have adopted a policy prohibiting our executive officers from entering into financial transactions designed to hedge or offset any decrease in the market value of our stock. This policy also requires our executive officers to pre-disclose any intention to enter into a transaction involving the pledge of our stock as collateral to secure personal loans.

We are requesting shareholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is an advisory vote which is not binding on us. However, the Board and our Executive Compensation Committee value the opinions expressed by shareholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our executive officers, as disclosed in this proxy statement.

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ITEM NUMBER THREE:	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending September 29, 2018. We are submitting the selection of the independent registered public accounting firm for shareholder ratification at the Annual Meeting. We expect a representative of Grant Thornton LLP to be present at the Annual Meeting and he or she will have the opportunity to make a statement and respond to appropriate questions.

Our organizational documents do not require that our shareholders ratify the selection of our independent registered public accounting firm. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP, but still may retain them nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018.

Fees Paid to Independent Registered Public Accounting Firm

During fiscal 2017, the services of the independent registered public accounting firm included the audit of our annual financial statements, a review of our quarterly financial reports to the SEC, services performed in connection with the filing of our proxy statement and our Annual Report on Form 10-K with the SEC, attendance at meetings with our Audit Committee, consultation on matters relating to accounting, financial reporting and tax-related matters, and advisory services. Our Audit Committee approved all services performed by Grant Thornton LLP in advance of their performance. Grant Thornton LLP has served as our auditor since its appointment on July 27, 2002. Neither Grant Thornton LLP nor any of its associates have any relationship to us or any of our subsidiaries except in its capacity as auditors. Set forth below is certain information relating to the aggregate fees billed by Grant Thornton LLP, for professional services rendered for fiscal years 2016 and 2017.

Type of Fee	2016	2017
Audit Fees	$303,940	$303,490
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$1,850	$0
TOTAL	$305,790	$303,490

Audit Fees. Audit fees include fees for the recurring annual integrated audit of our financial statements, as well as the review of the quarterly financial reports and other documents filed with the SEC.

Audit-Related Fees. No fees for audit-related activities were paid to Grant Thornton LLP in fiscal 2016 or 2017.

Tax Fees. No fees related to tax matters, including tax compliance, tax advice and tax planning, were paid to Grant Thornton LLP in fiscal years 2016 or 2017.

All Other Fees. The “other fees” paid to Grant Thornton LLP in fiscal 2016 related to compliance activities with respect to our new Board members.

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Pre-Approval Policies and Procedures

Our Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all Audits, Audit-Related, and other Non-Audit Related Services to be performed by the independent registered public accounting firm. The Board has authorized the Audit Committee Chair to pre-approve any Audit-Related, or other Non-Audit Related Services that are to be performed by the independent registered public accounting firm that need to be approved between Audit Committee meetings. Such interim pre-approvals shall be reviewed with the full Audit Committee at its next meeting for its ratification.

The Audit Committee Pre-Approval Policy is available on our website at http://investor.insteel.com/documents.cfm.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

As of the end of our fiscal 2017, the Audit Committee consisted of three independent directors, Messrs. Rogers, Newsome and Ruth. Mr. Thompson was added to our Audit Committee early in fiscal 2018. All four current members of the Audit Committee are “independent” directors as defined by applicable SEC and NASDAQ rules. The Committee operates under a written charter adopted by our Board of Directors that is available on our website at http://investor.insteel. com/documents.cfm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has reviewed the audited consolidated financial statements for the fiscal year ended September 30, 2017 and has met and held discussions with respect to such audited consolidated financial statements with management and Grant Thornton LLP, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee and Grant Thornton LLP have discussed those matters that are required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

Grant Thornton LLP also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Committee concerning independence, and the Committee has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.

Based on the Committee’s review of the audited consolidated financial statements, discussions with management and Grant Thornton LLP, and the Committee’s review of the representations of management and the written disclosures and report of Grant Thornton LLP, the Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017 for filing with the SEC.

Audit Committee

W. Allen Rogers (Chairman)

Charles B. Newsome

Jon M. Ruth

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” and shall not be incorporated by reference into any of our prior or future filings with the SEC, irrespective of any general statement included in any such filing that incorporates this proxy statement by reference, unless such filing explicitly incorporates this Report of the Audit Committee.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2017, Johnson Concrete purchased from us, in a series of separate transactions, materials valued at $622,100 in the aggregate for use or resale in its normal course of business. The aggregate amount of these purchases was substantially less than 5% of the revenues of Johnson Concrete Company and of Insteel.

Management believes that amounts paid to us in connection with the transactions described above are reasonable and no less favorable to us than would have been paid to us pursuant to arm’s length transactions with unaffiliated parties. Our Audit Committee reviewed these transactions with our Board of Directors and with our independent registered public accounting firm. The Nominating and Governance Committee also reviewed with the Board the director independence standards required by the SEC and NASDAQ. Following this review, the Board determined that Mr. Newsome would continue to qualify as an independent director.

Our general policy is to avoid transactions with “related persons,” as that term is described below. Nevertheless, we recognize that there are situations where transactions with related persons might be in our best interests, and therefore in the best interests of our shareholders. These situations could include (but are not limited to) situations where we might obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

To help ensure timely identification, review and consideration of any such transactions, the Board maintains a written policy regarding transactions that involve Insteel and any “related persons,” which generally are our executive officers, directors or director nominees, five percent or greater shareholders or their affiliates, and the immediate family members of any such executive officer, director, director nominee or five percent shareholder. Generally, any current or proposed financial transaction, arrangement or relationship in which a related person had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which we are or will be a participant, requires the approval of the Audit Committee or a majority of the disinterested members of the Board. The Audit Committee, pursuant to authority delegated to it by the Board, will analyze and consider any such transaction in accordance with this written policy in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to Insteel, than transactions that would be available from unaffiliated parties.

Our corporate secretary is responsible for identifying and presenting each potential related person transaction to the Audit Committee based on information that the secretary obtains during the process of reviewing annual questionnaires completed by directors and executive officers, as well as on other information that comes to his attention. In conducting its review of any proposed related person transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including but not limited to (i) the benefits to Insteel; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arm’s length negotiation. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Following the end of our fiscal year and prior to the Board’s determination of each director’s independence, the Audit Committee will review any related person transactions that have been previously ratified by the Audit Committee. Based on all relevant facts and circumstances, the Audit Committee will determine if it is in the best interests of us and our shareholders to continue, modify or terminate any ongoing related person transactions. With respect to related person transactions that involve a director, the immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer, the Audit Committee will discuss with the Board whether any such related person transaction affects the independence of the director.

OTHER BUSINESS

It is not anticipated that there will be any business presented at the Annual Meeting other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, we were not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

The Board hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their Shares even though they have sent in their proxies, although shareholders who hold their shares in “street name” will need to obtain a proxy from the brokerage firm or other nominee that holds their shares, to vote such shares at the annual meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because you owned shares of our common stock at the close of business on the December 13, 2017 record date for the Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

When you sign and return the proxy card, you appoint H.O. Woltz III and James F. Petelle, and each of them individually, as your representatives at the Annual Meeting. Messrs. Woltz III and Petelle will vote your Shares at the Annual Meeting as you have instructed them. This way, your Shares will be voted regardless of whether you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend or vote at the Annual Meeting.

If a matter comes up for vote at the Annual Meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Woltz III and Petelle will vote your Shares, under your proxy, in their discretion. As of the date of this proxy statement, we do not expect that any matters other than those described in this proxy statement will be voted upon at the Annual Meeting.

What is being voted on at the Annual Meeting?

The table below shows the proposals subject to vote at the Annual Meeting, along with information on what vote is required to approve each of the proposals, assuming the presence of a quorum, and the Board’s recommendation for each proposal. On the proposal to elect directors you may vote “FOR” or “WITHHOLD,” and on each other proposal, you may vote “FOR”, “AGAINST” OR “ABSTAIN”.

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of three nominees to the Board of Directors	Plurality of Votes Cast*	FOR all nominees
Proposal 2: Advisory Vote on the compensation of our executive officers	Majority of the Votes Cast	FOR
Proposal 3: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018	Majority of the Votes Cast	FOR

*Although a director will be elected by a plurality of votes cast, in the event a director receives less than a majority of the shares voted in an uncontested election, the director is required to submit his or her resignation to the Board. See “Board Governance Guidelines” on p. 10.

Who is entitled to vote?

All holders of record of our Shares at the close of business on December 13, 2017, the record date, are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding Share entitles its holder to cast one vote for each matter to be voted upon.

May I attend the Annual Meeting?

All holders of record of our Shares at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.

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What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Consistent with state law and our bylaws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. As of the record date, there were 19,041,046 shares outstanding and entitled to vote at the Annual Meeting. Once a Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my Shares be voted if I do not sign and/or return my proxy card?”

How do I vote?

Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If your Shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you should receive directions from your nominee that you must follow in order to have your Shares voted. “Street name” shareholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their common stock of record.

Voting by Holders of Shares Registered Directly in the Name of the Shareholder. If you hold your Shares in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your Shares by mailing your completed proxy card in the postage-paid envelope that we have provided to you. Please make certain that you mark, sign and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with the instructions therein.

What are the Board’s recommendations?

If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote:

•	FOR the election of the two director nominees named in the proxy statement for terms expiring in 2021 and the director nominee named in the proxy statement for a term expiring in 2019;

•	FOR the approval, on an advisory basis, of the compensation of our executive officers; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2018.

Will Other Matters be Voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, Messrs. Woltz III and Petelle will vote your Shares, under your proxy, in their discretion.

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Can I revoke or change My Proxy Instructions?

You may revoke or change your proxy at any time before it has been exercised by:

•	notifying our Secretary at 1373 Boggs Drive, Mount Airy, North Carolina 27030 in writing before the Annual Meeting that you have revoked your proxy;

•	delivering a later dated proxy to our Secretary prior to or at the Annual Meeting; or

•	appearing in person and voting by ballot at the Annual Meeting.

Any shareholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.

What Vote is Required to Approve each Proposal in this Proxy Statement, Assuming a Quorum is Present at the Annual Meeting?

•	The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the three nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•	The advisory vote on the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the advisory vote. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Executive Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

•	The vote to ratify the appointment of our independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of our independent registered public accounting firm.

Will my Shares be Voted if I do not sign and/or return My Proxy Card?

If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted (a “non-vote”), the brokerage firm, bank or other nominee who holds Shares on your behalf may, in certain circumstances, vote the Shares in their discretion.

With respect to “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, a brokerage firm or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including NASDAQ, to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of Shares voted FOR, ABSTAINING or AGAINST with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors and the advisory vote on the compensation of our executive officers, a brokerage firm or other nominee is not permitted under the SRO rules to vote its clients’ Shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Shares voted FOR, WITHHELD FROM, AGAINST or ABSTAINING with respect to such non-routine matters.

In summary, if you do not vote your proxy, your brokerage firm or other nominee may either:

•	vote your Shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•	leave your Shares unvoted altogether.

We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your Shares will be voted in accordance with your wishes at the Annual Meeting.

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What other information should I review before Voting?

Our 2017 Annual Report, which includes a copy of our Annual Report on Form 10-K filed with the SEC, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. Additional copies of our Annual Report on Form 10-K filed with the SEC, including the financial statements and financial statement schedules, may be obtained without charge by:

•	writing to our Secretary at: 1373 Boggs Drive, Mount Airy, North Carolina 27030;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	accessing our website at http://investor.insteel.com; or

•	contacting the SEC by telephone at (800) SEC-0330.

The contents of our website are not and shall not be deemed to be a part of this proxy statement.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a Current Report on Form 8-K that we will file with the SEC shortly after the meeting.

What is householding?

The SEC rules allow for householding, which is the delivery of a single proxy statement and Annual Report to an address shared by two or more of our shareholders. A single copy of the Annual Report and the proxy statement will be sent to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders.

If you prefer to receive a separate copy of the proxy statement or the Annual Report, please write to Investor Relations, Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; or telephone our Investor Relations Department at (336) 786-2141, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and Annual Report at your address and would prefer to receive only a single copy of each, you may contact us at the address or telephone number provided above.

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SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Proposals for Inclusion in the Proxy Statement

Any shareholder desiring to present a proposal to be included in the proxy statement for action at our 2019 Annual Meeting must deliver the proposal to us at our principal executive offices no later than September 5, 2018. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

Other Proposals

Under our bylaws, a shareholder may not bring other business before a shareholder meeting which is not intended to be included in the proxy materials for our 2019 Annual Meeting unless the shareholder’s timely, accurate and complete written notice has been delivered to, or mailed to and received by, our Secretary at our principal offices not later than October 5, 2018.

Such notice must include, in addition to any requirements imposed by applicable law:

•	a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting;

•	the name and address, as they appear on our books, of each holder of voting securities proposing such business and each Shareholder Associated Person (as defined below);

•	the class and number of shares of our common stock or other securities that are owned of record or beneficially by such holder and by each Shareholder Associated Person;

•	any material interest of such shareholder and each Shareholder Associated Person in such business other than such person’s interest as a shareholder of the Company (including any anticipated benefit to the shareholder or Shareholder Associated Person therefrom);

•	to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and

•	a description of any hedging or other transactions entered into by the shareholder giving the notice or any Shareholder Associated Person if the effect of such transactions is to mitigate loss or manage risk of stock price changes, or to increase the voting power of such shareholder or Shareholder Associated Person.

“Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement. If the presiding officer at any meeting of shareholders determines that a shareholder proposal was not timely made in accordance with the bylaws, we may disregard such proposal. Additionally, any information submitted by shareholders pursuant to our bylaws shall be updated upon written request of the Secretary of the Company, and information which is inaccurate to a material extent or not timely updated may be deemed not to have been provided in accordance with the bylaws.

Proposals for a Director Nominee and Related Procedures

Under our bylaws, in order for a shareholder to nominate a candidate for director, timely, accurate and complete notice must be delivered to, or mailed to and received by, our Secretary at our principal offices not later than October 5, 2018.

The shareholder filing the notice of nomination must include:

•	the information set forth above, under “Other Proposals;”

•	the name and address of the person or persons nominated by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between such shareholder (and any Shareholder Associated Person) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•	any other information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act; and

•	the written consent of each nominee to be nominated and to serve as a director if elected.

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Delivery of Notice of a Proposal

In each case discussed above, the required notice must be given by personal delivery or by United States certified mail, postage prepaid, to our Secretary, whose address is c/o Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

The Company’s Bylaws

The foregoing procedures are set forth in our bylaws, as last amended December 19, 2016. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary. A copy of the bylaws is filed as an exhibit to our Form 10-Q filed with the SEC on January 19, 2017, and is available at the SEC’s Internet website (www.sec.gov) and our website at http://investor.insteel.com/documents.cfm.

EXPENSES OF SOLICITATION

We will bear the costs of solicitation of proxies. In addition to the use of the telephone, internet or mail, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees, and no additional compensation will be paid to such individuals. We have also retained the services of Morrow Sodali, LLC for a fee of $5,500 plus out-of-pocket expenses to aid in the distribution of the proxy materials as well as to solicit proxies from institutional investors on behalf of Insteel. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. We will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report to Shareholders for the fiscal year ended September 30, 2017, including a copy of our Annual Report on Form 10-K as filed with the SEC, which contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.

Additional copies of our Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by any shareholder upon written request to Michael C. Gazmarian, Vice President, Chief Financial Officer and Treasurer, Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; provided, however, that a copy of the exhibits to such Annual Report on Form 10-K, for which there may be a reasonable charge, will not be supplied to such shareholder unless specifically requested.

Directions to the Annual Meeting may also be obtained by writing to Mr. Gazmarian at the address shown above, or by calling our Investor Relations Department at (336) 786-2141.

By Order of the Board of Directors

James F. Petelle, Secretary

Mount Airy, North Carolina

January 3, 2018

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1373 Boggs Drive

Mount Airy, North Carolina 27030

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ANNUAL MEETING OF SHAREHOLDERS OF

INSTEEL INDUSTRIES, INC.

COMMON STOCK

February 13, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 021318

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the three nominees named in the accompanying proxy statement.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Charles B. Newsome
- ○ G. Kennedy Thompson
- ○ H.O. Woltz III

INSTRUCTIONS

To withhold authority for any individual nominee(s), mark **"FOR ALL EXCEPT" and fill in the circle next to each Nominee you wish to withhold**, as shown here: ●
If you wish to vote "FOR ALL NOMINEES", simply put an "X" in that box.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote to approve the compensation of our executive officers.	☐	☐	☐
3. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2018.	☐	☐	☐

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. The Board of Directors recommends a vote "FOR" all director nominees and "FOR" proposals 2 and 3.

The undersigned understands that the shares of common stock represented by this proxy will be voted as specified and if no choice is specified, a properly executed proxy will be voted "FOR" all director nominees, and "FOR" proposals 2 and 3. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents and proxies appointed herein.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

INSTEEL INDUSTRIES, INC.

COMMON STOCK

1373 Boggs Drive, Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

February 13, 2018

This proxy is being solicited on behalf of the Board of Directors of the Company.

The undersigned shareholder, having received notice of the Annual Meeting of Shareholders and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) H. O. Woltz III and James F. Petelle, and each of them, with full power to act alone, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of **Insteel Industries, Inc.** (the "Company") to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 13, 2018, at 9:00 a.m. Eastern Time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of common stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, if duly executed, will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy, if duly executed, will be voted as recommended by the Board of Directors.** Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the Annual Meeting or otherwise delivering a later-dated proxy.

(Continued and to be signed on the reverse side.)

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ANNUAL MEETING OF SHAREHOLDERS OF

INSTEEL INDUSTRIES, INC.

401-K

February 13, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 021318

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the three nominees named in the accompanying proxy statement.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Charles B. Newsome
- ○ G. Kennedy Thompson
- ○ H.O. Woltz III

INSTRUCTIONS

To withhold authority for any individual nominee(s), mark **"FOR ALL EXCEPT" and fill in the circle next to each Nominee you wish to withhold**, as shown here: ●
If you wish to vote "FOR ALL NOMINEES", simply put an "X" in that box.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote to approve the compensation of our executive officers.	☐	☐	☐
3. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2018.	☐	☐	☐

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. The Board of Directors recommends a vote "FOR" all director nominees and "FOR" proposals 2 and 3.

The undersigned understands that the shares of common stock represented by this proxy will be voted as specified and if no choice is specified, a properly executed proxy will be voted "FOR" all director nominees, and "FOR" proposals 2 and 3. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents and proxies appointed herein.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

INSTEEL INDUSTRIES, INC.

401-K

1373 Boggs Drive, Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

February 13, 2018

This proxy is being solicited on behalf of the Board of Directors of the Company.

The undersigned shareholder, having received notice of the Annual Meeting of Shareholders and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) H. O. Woltz III and James F. Petelle, and each of them, with full power to act alone, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of **Insteel Industries, Inc.** (the "Company") to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 13, 2018, at 9:00 a.m. Eastern Time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of common stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, if duly executed, will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy, if duly executed, will be voted as recommended by the Board of Directors.** Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the Annual Meeting or otherwise delivering a later-dated proxy.

(Continued and to be signed on the reverse side.)

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ANNUAL MEETING OF SHAREHOLDERS OF

INSTEEL INDUSTRIES, INC.

ESPP

February 13, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000001000 2 021318

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the three nominees named in the accompanying proxy statement.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Charles B. Newsome
○ G. Kennedy Thompson
○ H.O. Woltz III

INSTRUCTIONS

To withhold authority for any individual nominee(s), mark **"FOR ALL EXCEPT" and fill in the circle next to each Nominee you wish to withhold**, as shown here: ●
If you wish to vote "FOR ALL NOMINEES", simply put an "X" in that box.

	FOR	AGAINST	ABSTAIN
2. Advisory vote to approve the compensation of our executive officers.	☐	☐	☐
3. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year 2018.	☐	☐	☐

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. The Board of Directors recommends a vote "FOR" all director nominees and "FOR" proposals 2 and 3.

The undersigned understands that the shares of common stock represented by this proxy will be voted as specified and if no choice is specified, a properly executed proxy will be voted "FOR" all director nominees, and "FOR" proposals 2 and 3. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents and proxies appointed herein.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

INSTEEL INDUSTRIES, INC.

ESPP

1373 Boggs Drive, Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

February 13, 2018

This proxy is being solicited on behalf of the Board of Directors of the Company.

The undersigned shareholder, having received notice of the Annual Meeting of Shareholders and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) H. O. Woltz III and James F. Petelle, and each of them, with full power to act alone, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of **Insteel Industries, Inc.** (the "Company") to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 13, 2018, at 9:00 a.m. Eastern Time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of common stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy, if duly executed, will be voted as directed by the undersigned. **If no direction is given with respect to any proposal, this proxy, if duly executed, will be voted as recommended by the Board of Directors.** Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy by properly voting at the Annual Meeting or otherwise delivering a later-dated proxy.

(Continued and to be signed on the reverse side.)

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